As filed with the Securities and Exchange Commission on November 12, 2025

Registration No. 333-289794

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT
UNDERTHE SECURITIES ACT OF 1933

Lion Group Holding Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Ubi Crescent, #06-51 (Office 12), Ubi Techpark

Singapore 408574, Lobby C

+65 8877 3871

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street,

18th Floor New York,

NY 10168

+1 800-221-0102

Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place, Central

Hong Kong SAR

Tel: +1 310 728-5129

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2025

PROSPECTUS

LION GROUP HOLDING LTD.

14,580,732,500 Class A Ordinary Shares in the Form of 5,832,293 American Depositary Shares

Underlying Debentures

Offered by the Selling Securityholder

This prospectus relates to the offer and resale of up to an aggregate of 14,580,732,500 Class A ordinary shares in the form of 5,832,293 American Depositary Shares (the “ADSs”), each ADS representing two thousand five hundred (2,500) of our Class A ordinary shares, which we refer to as the “Resale ADSs” issuable upon deposit of the Class A Ordinary Shares at the option of the security holder as set forth in the Senior Secured Convertible Debenture Due June 23, 2028 (the “June Note”) and July 21, 2028 (the “July Note,” collectively with the June Note, the “Notes”) held by the security holder identified as the Selling Securityholders in the section of this prospectus entitled “SELLING SECURITYHOLDER.” Subject to certain conditions contained in a Securities Purchase Agreement dated June 17, 2025 (“Purchase Agreement”) between the Company and a certain institutional investor (the “Buyer”), the Company may sell to the Buyer up to an aggregate of $600 million in newly issued senior secured convertible notes. The Purchase Agreement provides for an initial closing of $10,560,000 of June Note in the principal amount of $11,000,000. Thereafter, upon 30 trading days after the initial closing and subject to certain conditions, the Company has the option to request the Buyer to purchase additional Notes (the “Company’s Option Closing”), and the Buyer has the option to cause the Company to sell additional Notes (the “Buyer’s Option Closing”), provided that the subsequent closings with respect to Company’s Option Closing and the Buyer’s Option Closing shall not exceed $589 million.

The registration of the Resale ADSs on behalf of the Selling Securityholder does not necessarily mean that the Selling Securityholder will offer or sell their Resale ADSs pursuant to this prospectus or at any time in the near future. The Selling Securityholder will be responsible for all discounts, selling commissions and other costs related to the offer and sale of the Resale ADSs. If required, the number of Resale ADSs to be sold, the public offering price of those Resale ADSs, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus. The Selling Securityholder and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale ADSs purchased by them may be deemed to be underwriting compensation under the Securities Act. We will not receive any of the proceeds from the sale of the Resale ADSs being offered by the Selling Securityholders, although we may receive proceeds from cash exercises of the warrants. See “Plan of Distribution” beginning on page 79 of this prospectus.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. The aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or public float, as of November 12, 2025, was approximately US$10.5 million, which was calculated based on 16,414,260,000 Class A ordinary shares in the form of 6,565,704 ADSs held by non-affiliates and the per ADS price of US$1.60, which was the closing price of our ADSs on October 2, 2025. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “LGHL”. On November 11, 2025, the closing trading price of our ADSs was $0.81.

Investing in our securities involves risks. See “Risk Factors” beginning on page 16 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025.

TABLE OF CONTENTS

Prospectus

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F–3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Before you invest in any securities offered by this prospectus, you should read this prospectus, any applicable prospectus supplements and the related exhibits to the registration statement filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

“$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar.

“2021 February Warrants” means, together, the Series D Warrant, Series E Warrant and the Series F Warrant.

“ADSs” refers to our American depositary shares, each of which represents one Class A Ordinary Share.

“Amended and Restated Memorandum and Articles of Association” means the currently effective amended and restated memorandum and articles of association of Lion Group Holding Ltd.

“Business Combination Agreement” means the Business Combination Agreement, dated as of March 10, 2020, which is later amended and restated as of May 12, 2020, by and among us, Proficient, Merger Sub, Lion, the Sellers and the other parties thereto.

“Business Combination” means the Merger and the Share Exchange, and other transactions contemplated by the Business Combination Agreement.

“CFD” means a contract for differences, an agreement between an investor and a CFD broker to exchange the difference in the value of a financial product between the time the contract opens and closes.

“Class A Ordinary Shares” means our Class A ordinary shares, par value $0.0001 per share.

“Class B Ordinary Shares” means our Class B ordinary shares, par value $0.0001 per share.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands, as may be amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“HK$” or “Hong Kong dollars “means” the legal currency of Hong Kong.

“Initial Public Offering” means the initial public offering of Proficient, consummated on June 3, 2019.

“JOBS Act” means the Jumpstart Our Business Startups Act.

“Lion” means Lion Financial Group Limited, a corporation organized under the laws of the British Virgin Islands.

“Merger” means the merger of Merger Sub with Proficient, with Proficient surviving such merger, prior security holders of Proficient receiving our securities and Proficient becoming a wholly-owned subsidiary of us.

“Merger Sub” means Lion MergerCo I, Inc., a Cayman Islands exempted company.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Notes” means the senior secured convertible debentures, convertible into ADSs, which will mature on June 23, 2028 pursuant to a Senior Secured Convertible Debenture dated June 23, 2025.

“Ordinary Shares” means our ordinary shares, par value $0.0001 per share, including Class A Ordinary Shares and Class B Ordinary Shares, unless otherwise specified.

“PIPE Warrants” means the warrant issued in August and October 2020 that represents the right to purchase Class A Ordinary Shares in the form of ADSs.

“Proficient” or “PAAC” means Proficient Alpha Acquisition Corp., currently known as Lion Group North America Corp., a Nevada corporation.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan.

“RMB” and “Renminbi” each refers to the legal currency of China.

“SEC” means the U.S. Securities and Exchange Commission.

“Series D Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on February 18, 2030, exercisable into 1,750,000 ADSs at an exercise price of $4.00 per ADS pursuant to the Series D American Depositary Shares Purchase Warrant dated February 18, 2021 and its amendments.

“Series E Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on January 9, 2028, exercisable into 9,810,000 ADSs at an exercise price of $4.00 per ADS which entitles the Series E warrant holder pursuant to the Series E American Depositary Shares Purchase Warrant dated February 18, 2021 and its amendments, each exercise of which entitles the Series E Warrant holder to receive one ADS and a 8% cash discount.

“Series F Warrant” means a five-year warrant until on or prior to 5:00 p.m. (New York City time) on February 18, 2030, exercisable into 10,000,000 ADSs at an exercise price of $4.00 per ADS pursuant to the Series F American Depositary Shares Purchase Warrant dated February 18, 2021 and its amendments, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series E Warrant by the holder of the Series E Warrant.

“Series G Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on December 13, 2030, exercisable into 1,428,572 ADSs at an exercise price of $4.00 per ADS pursuant to the Series G American Depositary Shares Purchase Warrant dated December 13, 2021 and its amendments, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series G Warrants by the holder of the Series G Warrant.

“Series H Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on September 2, 2028, exercisable into 263 ADSs at an exercise price of $95.00 per ADS pursuant to the Series H American Depositary Shares Purchase Warrant dated September 2, 2023, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series H Warrants by the holder of the Series H Warrant.

“Series I Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on January 23, 2029, exercisable into 177 ADSs at an exercise price of $56.50 per ADS pursuant to the Series H American Depositary Shares Purchase Warrant dated January 23, 2024, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series I Warrants by the holder of the Series I Warrant.

“Series J Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on August 9, 2031, exercisable into 80,357 ADSs at an exercise price of $14.00 per ADS pursuant to the Series H American Depositary Shares Purchase Warrant dated August 9, 2024, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series J Warrants by the holder of the Series J Warrant.

“Series K Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on January 23, 2032, exercisable into 200,156 ADSs at an exercise price of $8.00 per ADS pursuant to the Series H American Depositary Shares Purchase Warrant dated January 23, 2025, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series K Warrants by the holder of the Series K Warrant.

“Series L Warrant” means a warrant until on or prior to 5:00 p.m. (New York City time) on May 23, 2032, exercisable into 140,625 ADSs at an exercise price of $4.00 per ADS pursuant to the Series H American Depositary Shares Purchase Warrant dated May 23, 2025, but the exercisability of which shall vest ratably from time to time in proportion to the exercise of the Series L Warrants by the holder of the Series L Warrant.

“Share Exchange” means the exchange of 100% of the ordinary shares of Lion for our capital shares.

“Sponsor” means Complex Zenith Limited, a British Virgin Islands company controlled by Shih-Chung Chou, a director of Proficient. Shih-Chung Chou had served as the sponsor of Proficient since its Initial Public Offering until March 12, 2020, when he entered into an agreement with Complex Zenith Limited and assigned all of his equity interest in Proficient and his rights and obligations as a sponsor to Complex Zenith Limited.

“U.S.” means the United States of America.

“U.S. GAAP” means United States generally accepted accounting principles.

“we,” “our,” “us,” “the company” and other similar terms refer to Lion Group Holding Ltd. and its consolidated subsidiaries.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

Our reporting currency is HK dollars. Unless otherwise noted, all translations from HK dollars to U.S. dollars in this prospectus are made at a rate of HK$7.79677 to US$1.00, the exchange rate in effect as of December 31, 2024 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. Specifically, forward-looking statements may include statements relating to:

●	changes in the market for our products and services;

●	our ability to access additional capital;

●	our ability to attract and retain qualified personnel;

●	changes in general economic, business and industry conditions;

●	changes in applicable laws or regulations;

●	expansion plans and opportunities related to our cryptocurrency plan;

●	other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors”; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our securities, see “Item 3. Key Information — D. Risk Factors” in our 2024 Form 20-F.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including all documents incorporated by reference herein and the information set forth under the headings “Risk Factors”.

The Company

Overview

We are one of the few Chinese investor-focused trading platforms that offer a wide spectrum of products and services. Currently, our business lines include (i) total return swap (TRS) trading business, (ii) contracts for difference (CFD) trading services, (iii)  Over-The-Counter (“OTC”) stock options trading business, and (iv) futures and securities brokerage services. We provide these services through our all-in-one Lion Brokers Pro app and a variety of other apps available on iOS, Android, PC and Mac platforms. Our clients are mostly well-educated and affluent Chinese investors residing both inside and outside the PRC (excluding the United States).

Our trading platform allows users to trade approximately 100 futures products on major futures exchanges worldwide (excluding the PRC), including the Chicago Mercantile Exchange (CME), Singapore Exchange (SGX), the Hong Kong Futures Exchange (HKFE) and Eurex Exchange (Eurex), as well as stocks listed on the New York Stock Exchange (NYSE), Nasdaq and Hong Kong Stock Exchange (HKSE), and PRC stocks listed on the Shanghai Stock Exchange (SSE) and Shenzhen Stock Exchange (SZSE) that are eligible for the Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect programs (together, “Stock Connect”). In addition, our customers may also use our platform to trade various financial products, such as stock indices, commodities, futures, forex, ETFs, warrants and callable bull/bear contracts, on global exchanges or OTC markets.

Our financial performance decreased significantly from 2021 to 2022, as our revenue decreased significantly from US$25.0 million to a loss of US$2.5 million, respectively. We had a loss before income taxes of US$34.0 million in 2022 as compared to a loss before income taxes of US$0.8 million in 2021.

Our financial performance improved from 2022 to 2023, as our revenue increased from a loss of US$2.5 million to an income of US$21.1 million, respectively. We had a loss before income taxes of US$5.8 million in 2023 as compared to a loss before income taxes of US$34.0 million in 2022.

Our financial performance decreased significantly from 2023 to 2024, as our revenue decreased significantly from US$21.1 million to a loss of US$4.9 million, respectively. We had a loss before income taxes of US$27.6 million in 2024 as compared to a loss before income taxes of US$5.8 million in 2023.

Our Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

●	We are well positioned in a trillion-dollar segment with substantial growth potential.

●	We will be providing superior user experience to our clients through our industry-leading Internet platform.

●	We offer a diversified product portfolio for trading in global financial markets.

●	We have an experienced management team supported by industry talents.

Our Strategies

We plan to implement the following strategies:

●	Strengthen our leading position in key markets and expand our demographic and geographic coverages in new markets.

●	Enhance technological infrastructure and cybersecurity.

●	Drive product innovation and explore other complementary services.

●	Execute our strategic treasury reserve business plan.

PCAOB Report

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, GGF CPA LTD, headquartered in New York, NY, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

Corporate Information

Our principal executive office is located at 10 Ubi Crescent, #06-51 (Office 12), Ubi Techpark, Singapore 408574, Lobby C, and the telephone number is +65 8877 3871. Our website is https://ir.liongrouphl.com/.

Corporate Structure

Lion Group Holding Ltd. was incorporated under the laws of the Cayman Islands as an exempted company on February 11, 2020, solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, Lion Group Holding Ltd. owned no material assets and did not operate any business. On June 16, 2020, we consummated the Business Combination pursuant to the terms of the Business Combination Agreement, upon which Lion Group Holding Ltd. became the ultimate parent company of Lion and it has no operating assets other than its ownership of interests in Lion.

The following diagram illustrates our corporate structure as of the date of this prospectus:

In June 2015, Lion Financial Group Limited (previously known as BC Financial Holdings Limited) was incorporated under the laws of the British Virgin Islands, as a holding company of our businesses.

In May 2016, Lion International Securities Group Limited, Lion Futures Limited, Lion Capital Management Limited and Lion Foreign Exchange Limited in Hong Kong, were incorporated, to engage in securities and futures brokerage business and forex trading business, respectively.

In October 2014, BC Wealth Management Limited was incorporated in Hong Kong, through which we started to carry out our insurance brokerage business. In May 2016, BC Wealth Management Limited became a wholly owned subsidiary of the Group.

In February 2017, Lion Wealth Management Limited was incorporated under the laws of British Virgin Islands as a holding company of BC Wealth Management Limited.

In March 2017, Lion Brokers Limited was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Financial Group Limited.

In October 2018, Lion Wealth Limited was incorporated in Hong Kong as our Asia head office.

In June 2019, Lion Investment Fund SPC was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Capital Management Limited. As of the date of this prospectus, we have not provided any financial services through this entity.

In July 2019, Lion International Financial (Singapore) Pte. Ltd. was incorporated in Singapore. As of the date of this prospectus, we have not provided financial services through this entity.

In December 2019, Lion Capital Management Limited was changed name to Lion Asset Management Limited.

In June 2020, we restructured pursuant to the Business Combination Agreement, by which Lion Group Holding Ltd. became our parent company and listed on Nasdaq.

In January 2021, the Proficient Alpha Acquisition Corp. was renamed to Lion Group North America Corp.

In April 2021, Lion Financial Group Limited acquired Lion Fintech Group Limited from Jian Wang. Lion Fintech Group Limited was incorporated under the laws of British Virgin Islands in February 2017, as a holding company of Royal Lion Investment Limited, a Cayman Islands company, in which we hold 70% voting rights of the shareholders. Royal Lion Middle East DMCC is a wholly-owned subsidiary of Royal Lion Investment Limited. As of May 12, 2022, both Royal Lion Investment Limited and Royal Lion Middle East DMCC are dormant.

In May 2021, Lion NFT Limited was incorporated under the laws of British Virgin Islands in which we hold 90% equity interest, as a holding company of Flying Lion Limited, a Cayman Islands company, in which we hold 70% equity interest through Lion NFT Limited. Flying Lion Lab is a team of independent contractors engaged by Flying Lion Limited and is the workshop which designs the NFT products. We conducted our NFT business through Lion NFT Limited. All the products designed by Flying Lion Lab are to be sold at Lion NFT Platform.

In May 2021, Lion Group (Hangzhou) Investment Limited (“Lion Group (Hangzhou)”) was incorporated under the laws of PRC as a wholly owned subsidiary of Lion Wealth Limited (“LWL”), as a holding company of our investments in PRC. On September 28, 2023, LWL entered into a Share Transfer Agreement with a third party, pursuant to which LWL sold its 100% ownership in Lion Group (Hangzhou).

In October 2021, Lion Metaverse Limited was incorporated under the laws of British Virgin Islands in which we hold 50% equity interest.

In December 2021, Lion Multi-Series Fund SPC was incorporated under the laws of Cayman Islands as a wholly owned subsidiary of Lion Wealth Management Limited. As of the date of this registration statement, we have not provided any financial services through this entity.

In February 2022, Lion Silver Capital Limited was incorporated under the laws of British Virgin Islands in which we hold 51% equity interest. As of the date of this registration statement, we have not provided any financial services through this entity.

In June 2024, BC Wealth Management Limited, Lion Asset Management Limited and Lion Fintech Group Limited, along with its 70% interest in Royal Lion Investment Limited and 100% interest in Royal Lion Middle East DMCC were sold to third parties.

In July 2024, Lion Multi-Series Fund SPC and Lion Silver Capital Limited were disposed.

Our Current Corporate Structure in China

As of the date of this registration statement, we do not have any we do not have any equity interest in any corporations incorporated in mainland China or have any contractual arrangements with any corporations incorporated in mainland China.

PCAOB Report

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, GGF CPA LTD, headquartered in New York, NY, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. On August 26, 2022, the PCAOB announced that it had signed the Protocol with the CSRC and the MOF of the People’s Republic of China, which governs inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol released by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. It is possible when the PCAOB may reassess its determinations in the future, and it could determine that it is still unable to inspect or investigate completely registered public accounting firms in mainland China and Hong Kong. On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA.

PRC Limitation on Conducting Our Current Business and Overseas Listing and Share Issuances

Although the substantial operation of us is based in Singapore, Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. Recent cybersecurity regulations mandate clearance of cybersecurity review of internet platform operator holding personal information of more than one million users before applying for listing at a foreign stock exchange, and relevant governmental authorities in the PRC may initiate cybersecurity review if they determine an operator’s data processing activities affect or may affect national security. However, it remains unclear as to whether relevant requirements will be applicable to companies that have already been listed in the United States, such as us, for our future offerings, and the laws and regulations then effective as of our previous listing did not require any issuer to obtain pre-approval from the Cybersecurity Administration Committee, or CAC, before listing at a foreign stock exchange. As of the date of this prospectus, we do not hold personal information of more than one million users and our business activities does not involve risk factors regarding national security as stipulated in the Cybersecurity Review Measures. We have not been informed by any government authorities that we are deemed as a critical information infrastructure operator, and we have not received any inquiry or notice of and is not currently subject to any proceedings initiated by the CAC. Based on the foregoing and our management’s risk-based analysis, we believe that we are not required to apply for pre-approval from CAC before the issuance of our securities to foreign investors and we are not subject to mandatory application requirement for cybersecurity review under the current PRC laws and regulations. However, no detailed rules or implementation rules regarding the cybersecurity review have been issued and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. We cannot assure you that we would not be deemed as a critical information infrastructure operator or carrying out data processing activities that affect or may affect national security, which may subject us to order of clearance of cybersecurity review or other specific actions.

Furthermore, the Overseas Listing Regulations set out new filing requirements, report obligations and guidance for confidentiality and achieves administration with the CSRC for PRC domestic companies seeking direct or indirect listings and offerings in overseas markets. Based on the foregoing and our management’s risk-based analysis, we do not believe we will be subject to the Overseas Listing Regulations since our business activities and identity of management team do not meet either of the conditions and this offering will not be determined as indirect overseas offering under the Overseas Listing Trial Measures. However, as the Overseas Listing Regulations were recently released and their interpretation and implementation remain uncertain.

Our substantial operation based in Singapore, Hong Kong and the Cayman Islands, and we do not operate through any VIE agreement with our subsidiaries in China. However, if it is determined that any CSRC approval, filing, cybersecurity review or other governmental authorization is required for our previous or future offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies for failure to do so, and if we are denied from PRC authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. For more detailed information, see  “Risk Factors —The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities,” “Risk Factors — The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required in connection with this offering under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.” in this registration statement and “Item 3. Key Information — Risks Related to Doing Business in Jurisdictions We Operate” in our 2024 Form 20-F.

Transfers of Cash to and from Our Subsidiaries

Lion Group Holding Ltd. is incorporated in Cayman Islands on February 11, 2020, to be the ultimate parent company of the Group upon the consummation of a business combination on June 16, 2020. As a holding company with no material operations of our own, we conduct our substantial operations through our subsidiaries in Hong Kong and the Cayman Islands and our apps are available to download in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. Lion Group Holding Ltd is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Hong Kong and Cayman Islands through loans or capital contributions without restrictions on the amount of the funds. Lion Group Holding Ltd. can distribute earnings from its businesses, including subsidiaries, to the U.S. investors. Our operations in Hong Kong and the Cayman Islands were in loss position since the second half of 2020, and the Company has raised capital through financing transactions and provided funding to our operations in Hong Kong and the Cayman Islands.

Our operating subsidiaries are permitted under the laws of Hong Kong, Cayman Islands, Singapore, and British Virgin Islands, respectively, to provide funding to Lion Group Holding Ltd, the holding company incorporated in the Cayman Islands through dividend distributions. Our Group currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We currently do not have any dividend policy, any future determination will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Currently, we conduct our substantial operations through our subsidiaries in Hong Kong and the Cayman Islands. We have established Lion Group (Hangzhou) Investment Limited, our PRC subsidiary, holding through Lion Wealth Limited in May 2021. The PRC subsidiary was established solely for purpose of passive equity investment in China with no substantial business activities, which does not require contractual arrangements or variable interest entity, or VIE, to operate. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We are dependent on our customers in the PRC, the laws and regulations of the PRC currently have restrictions on currency conversion, cross-border remittance and offshore investment for PRC citizens. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.” in our 2024 Form 20-F for more information on the risk of PRC governmental control of currency conversion, cross-border remittance and offshore investment with respect to our operations. However, the laws and regulations of the PRC do not currently have any material impact on transfer of cash from the Company to our Cayman Islands and Hong Kong subsidiaries to or from Cayman Islands and Hong Kong subsidiaries to the Company and the investors in the U.S. As a result, cash can be transferred freely between the Company and its operating subsidiaries, across borders, and to U.S. investors.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders from time to time out of the profits from the Company, realized or unrealized, or out of the share premium account, provided that the Company will remain solvent, meaning the Company is able to pay its debts as they come due in the ordinary course of business. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us in the form of dividends.

The following are the aggregate transfers from its subsidiaries to the Company for the years ended December 31, 2024, 2023 and 2022:

	Years ended December 31,
	2024	2023	2022
	US$	US$	US$
Subsidiaries
Lion Broker Limited	$9,234,037	$12,365,221	$18,203,025
Lion Financial Group Limited	962,616	-	-
Lion Wealth Management Ltd	63,955	-	-
Lion Futures Limited	-	-	-
Lion International Securities Group Limited	-	-	-
Lion Workshop Limited	638,896	-	-
Lion Wealth Limited	134,611	1,971,385	6,500,000
BC Wealth Management Limited	11,047	-	-
Total	$11,045,162	$14,336,606	$24,703,025

For the years ended December 31, 2024, 2023 and 2022, we did not pay any dividends to our shareholders. If we determine to pay dividends on any of our ADSs in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries in Hong Kong and Cayman Islands. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us, and under the current laws of the Cayman Islands, we are also not subject to tax on income or capital gains and withholding tax is not imposed upon payments of dividends from the Company to its shareholders.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to investors outside of PRC, nor is there any restrictions and limitations to distribute earnings from the subsidiaries, to the Company and investors outside of PRC and amounts owed. There are no exchange controls in Cayman Islands. See “Risk Factors — Risk Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” in our 2024 20-F for more information.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor are there any restriction on any foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to investors outside of PRC, nor is there any restrictions and limitations to distribute earnings from the subsidiaries, to the Company and investors outside of PRC and amounts owed. There are no exchange controls in Cayman Islands.

See “Item 3. Key Information — D. Risk Factors — Risk Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” in our 2024 Form 20-F for more information.

Recent Development on our Cryptocurrency Strategy

On June 18, 2025, the Company announced its launch of a layer-1s treasury strategy, anchored by Hyperliquid (HYPE), Solana (SOL) and Sui (SUI).

Hyperliquid (HYPE), the native token of the Hyperliquid blockchain, was launched in November 2024, followed by the blockchain’s official launch in December 2024. The token began with a significant airdrop distributing 30% of its total supply to early users, followed by ongoing incentives to foster community engagement. The token has experienced rapid growth, driven by its role in a high-speed decentralized exchange (DEX). HYPE powers the Hyperliquid perpetual futures DEX, enabling low-cost, high-leverage trading with a fully on chain order book. Fees generated are reinvested into buybacks and liquidity incentives, supporting token value and ecosystem growth. It serves as a governance and utility token within the Hyperliquid ecosystem. As of May 27, 2025, HYPE has a market cap of approximately $12.73 billion. HYPE has a circulating supply of approximately 333.92 million tokens. It does not have a fixed maximum supply, with 70% of total supply allocated is for user incentives post-airdrop. HYPE has an average trading volume of around $570.5 million daily, with peaks exceeding this amount. Hyperliquid is governed by a community-driven model with tokenholder influence through fee reinvestment and buyback-and-burn mechanisms, though concerns about centralization (e.g., 78% stake control) have been noted. Hyperliquid’s specific governance details remain evolving and community-focused.

Solana (SOL) is the native token of the Solana blockchain, the token was launched with the Solana blockchain in March 2020. The token gained prominence during the 2021 bull run with a 17,101% increase, stabilizing as a top-tier cryptocurrency. Its lifecycle includes ongoing development with upgrades like the Fire Dancer validator client to enhance scalability. SOL facilitates transaction fees and staking on the Solana network, known for high throughput (up to 65,000 transactions per second) and low costs. It supports a broad ecosystem of decentralized applications (dApps), including DeFi and NFT platforms, and serves as a governance token for network decisions. As of recent estimates, SOL has a market cap of approximately $110 billion, fluctuating upon market conditions. SOL has a circulating supply of approximately 466 million tokens. It does not have a fixed maximum supply, with new tokens being minted through inflation (currently at around 8% annually, but decreasing over time). SOL has an average trading volume of around $2.5 billion daily, subject to market activity. Solana uses a delegated proof-of-stake (DPoS) model where validators and stakers influence network upgrades and parameters, with governance evolving through community proposals and validator voting.

Sui (SUI) is the native token of the Sui blockchain, the token was launched with the Sui blockchain in May 2023. The otken was developed from Meta’s Diem project, and has grown steadily since, with resilience shown post-Cetus exploit, supported by institutional interest and ecosystem expansion. SUI powers transactions, staking, and governance on the Sui network, which leverages the Move programming language for secure smart contracts. It supports DeFi, gaming, and data storage applications, with a focus on high throughput and low latency, aiming to compete with established Layer 1 blockchains. As of May 27, 2025, SUI has a market cap of approximately$11.45 billion. SUI has a circulating supply of approximately 3.34 billion tokens. It has a fixed maximum supply of 10 billion tokens, with a gradual release schedule. SUI has an average trading volume of around $846 million daily, subject to market activity. Sui employs a DPoS system with validator nodes elected by stakers, supplemented by a top-down approach with grants and partnerships to drive ecosystem growth, balancing community and institutional input.

The Company has partnered with BitGo Trust Company, Inc. (“BitGo”) to safeguard and stake the Company’s assets. BitGo is chartered under under § 51A-6A-1(12A) of the South Dakota Banking Law and regulated by the South Dakota Division of Banking. On June 20, 2025, The Company (as Pledgor) entered into an Account Control Agreement (the “Custody Agreement”) with BitGo (as the Custodian), BitGo Prime LLC (the “Delegate”) and the Selling Securityholder (as the Secured Party).

The material terms of the Custody Agreement are as follows:

●	Services Provided: BitGo maintains a custodial account for the safekeeping of our digital assets, including HYPE, SOL, and SUI, as well as any associated fiat currency. Services include receiving, holding, and processing transactions for these assets, with execution handled via supported networks. BitGo may engage the Delegate or other subcontractors for operational support, remaining responsible for custody.

●	Term and Renewal: The Custody Agreement has an initial term of six months, that automatically renews for successive six-month periods unless terminated per the agreement’s provisions, with amendments to the term requiring mutual written consent.

●	Termination Provisions: The Custody Agreement may terminate upon (a) Selling Securityholder’s written notice that it no longer claims a security interest in the collateral, (b) transfer of all collateral to Selling Securityholder per Selling Securityholder’s instructions, or (c) mutual election by Selling Securityholder and the Company with 30 days’ prior written notice (or shorter period as agreed by BitGo). Termination for breach requires 30 days to cure after notice, while BitGo may suspend or terminate immediately for suspected prohibited activities, legal requirements, or security risks. Upon termination under (c), BitGo follows joint written instructions for collateral transfer.

●	Fees and Payments: The Company pays a collateral management fee of 2 basis points monthly on the U.S. dollar value of digital assets in the custodial account (based on BitGo’s price feeds), plus costs and expenses. Fees are invoiced by the Delegate and due within 10 days, with late payments incurring interest (1% per month or the legal maximum) and potential liquidation of assets after 30 days’ delinquency.

●	Representations, Warranties, and Covenants: The Company ensures compliance with applicable laws, while BitGo warrants professional service delivery. Both parties indemnify each other for breaches or gross negligence, with the Company’s indemnity continuing post-termination of the Custody Agreement.

●	Governing Law and Dispute Resolution: The agreement is governed by South Dakota law, with disputes resolved via binding arbitration in Sioux Falls, South Dakota, under AAA Commercial Dispute Resolution Procedures, conducted by a single arbitrator (a retired judge with custody experience) selected jointly or by AAA if needed.

In addition, BitGo provides custodial services to the Company for our HYPE, SOL, and SUI holdings, where the Company’s digital assets are held in the custodial account that is maintained solely in the Company’s name and treated as a “securities account” under Article 8 of the UCC, that is segregated from BitGo’s own property and BitGo’s other clients’ assets. Fiat currency, if any, is held in omnibus accounts for customer benefit. Access to the Company’s custodial account is restricted to authorized Company personnel (via UI for instructions) and BitGo or the Delegate employees for operational purposes. Subcontractors of BitGo may assist but are bound by confidentiality, with no unauthorized access permitted without consent or legal mandate. BitGo verifies asset existence through blockchain monitoring and quarterly account statements via the UI, with a 45-day objection period. We may request from BitGo for confirmations regarding audits or regulatory compliance. Pursuant to the Custody Agreement, BitGo maintains commercially reasonable insurance for fully custodial assets where BitGo controls keys (including the Company’s token holdings), with insurance covering theft, employee dishonesty, or physical damage, though not market losses, client errors, or force majeure.

As of the date of this prospectus, the Company has acquired approximately 128,929 tokens of HYPE, 6,629 tokens of SOL, and 1,015,680 tokens of SUI that were acquired at an aggregate purchase price of $9.62 million. The primary source of capital for our acquisitions of HYPE, SOL, and SUI tokens is the net proceeds from the convertible debenture facility (the “Facility”) entered into with Selling Securityholder pursuant to the Purchase Agreement. The Facility provides for the issuance of the Notes, with flexible drawdowns to support our treasury initiative. As of September 10, 2025, we completed the initial closing of the June Note in the principal amount of $11 million, and a second closing of the July Note in the principal amount of $3 million pursuant to the Company’s Option Closing and Buyer’s Option Closing, for an aggregate of $14 million in principal amount under the Facility. Approximately $12.8 million of net proceeds we received after deducting fees and expenses have been partially deployed for token purchases. Subsequent closings with respect to the Company’s Option Closing and the Buyer’s Option Closing are expected to occur on a rolling basis over the next twelve months, subject to mutual agreement, market conditions, and compliance with applicable covenants, including minimum liquidity thresholds and conversion limitations tied to our stock price and trading volume.

Under the terms of the Purchase Agreement and the Facility:

●	At least 75% of the net proceeds from each closing (including the initial closing) must be allocated to the acquisition of digital assets, specifically HYPE, SOL, and SUI, for inclusion in our treasury reserve.

●	The remaining up to 25% of net proceeds may be used for general corporate purposes, including but not limited to expanding our crypto trading operations, funding on-chain development projects (such as integrations with decentralized exchanges), marketing efforts to attract institutional clients, and working capital to support day-to-day operations.

●	The Facility is secured by a first-priority lien on our digital asset holdings and certain other assets, with mandatory prepayment triggers in the event of material adverse changes or defaults.

We may supplement the proceeds from the Facility with cash generated from our core operations, including revenues from total return swap (TRS) trading, contract-for-difference (CFD) trading, and over-the-counter (OTC) stock options. However, we do not anticipate relying on operational cash flows as the primary funding source for token acquisitions, as these are earmarked for maintaining liquidity and funding non-crypto business expansions. In the event of insufficient proceeds from the Facility or adverse market conditions, we may seek alternative financing, such as additional equity offerings under our shelf registration statement on Form F-3 or debt arrangements. As of the date of this prospectus, no such commitments are currently in place.

Plan of operations for the next twelve months

Over the next twelve months, we intend to continue executing our strategic shift toward digital assets and on-chain finance, with a primary focus on expanding our treasury reserve through targeted acquisitions of select cryptocurrencies, including HYPE, SOL, and SUI, on an opportunistic and phased basis as follows:

●	Immediate and Short-Term Purchases (Next 3-6 Months): Following each closing under the Facility, we plan to execute purchases of HYPE within 5-10 business days, prioritizing over-the-counter (OTC) trades or reputable exchanges like BitGo to minimize slippage and ensure secure custody. For instance, shortly after the first closing on June 26, 2025, we completed an initial purchase of approximately $2 million in HYPE tokens at an average price of $37.30 per token. We used $4.5 million of the remaining net proceeds from the first closing for additional acquisitions of HYPE and SOL , also we used $2.6 million of net proceeds from the second closing for the acquisitions of SUI in July 2025, targeting a balanced allocation to build a diversified reserve before initiating conversions.

●	Medium-Term Strategy (6-9 Months): As additional closings occur—potentially totaling $100-200 million in aggregate principal over this period—we intend to accelerate acquisitions, aiming to increase our holdings to $50-100 million in combined HYPE, SOL, and SUI value. This phase will include phased accumulation of HYPE as our primary reserve asset, with interim purchases of SOL and SUI to capitalize on ecosystem developments, such as network upgrades or increased adoption in decentralized applications.

●	Long-Term Conversion Plan (9-12 Months and Beyond): Consistent with our announced strategic treasury reallocation, we plan to gradually convert our existing and newly acquired SOL and SUI holdings into HYPE over the next twelve months through a series of market-neutral trades executed on platforms like BitGo. This conversion will commence in earnest following the accumulation of sufficient SOL and SUI positions, expected by mid-2026, and will be conducted in phases to mitigate volatility risks—e.g., converting 20-30% of holdings quarterly based on relative valuations and market conditions. The goal is to consolidate our treasury into HYPE as the anchor asset, enhancing exposure to HYPE’s high-performance perpetuals exchange while reducing diversification risks associated with multiple blockchains.

We estimate that total token acquisitions over the next twelve months could range from $200-400 million, depending on the pace of the Facility drawdowns and market opportunities, with at least 75% funded directly by the proceeds from the Facility. All token purchases will be custodied with institutional-grade providers to safeguard assets. Our token acquisition plan is subject to risks and uncertainties, for more details see “Risk Factor – Our token acquisition plan is subject to fluctuations in cryptocurrency prices, regulatory changes, delays in Facility closings, and broader economic factors”.

Our Staking Policy and Program

We have implemented a staking policy and program designed to generate passive income from our treasury reserves while supporting the security and decentralization of the underlying blockchain networks for HYPE, SOL, and SUI. Staking involves delegating our tokens to validators on each respective network, where the tokens are locked for a defined period (typically aligned with network epochs or activation cycles) to participate in consensus mechanisms, such as proof-of-stake validation. In return, we earn staking rewards in the form of additional tokens, which are distributed based on network parameters like total staked amounts, validator performance, and inflation rates. This program is overseen by our treasury management team, in consultation with our board of directors, and is integrated into our broader risk management framework to balance yield generation with liquidity needs and volatility risks.

Our staking activities are conducted through reputable, institutional-grade custodians and staking providers, such as BitGo, for custody and non-custodial platforms like Kiln or P2P.org for delegation. We select validators based on criteria including historical uptime (targeting >99%), commission rates (typically 1-5%), decentralization (avoiding over-concentration in any single validator), and alignment with network governance. Staking decisions are reviewed quarterly, with adjustments made in response to network changes, reward rate fluctuations, or our portfolio reallocation strategy. Rewards are automatically compounded where possible to enhance long-term yields, and any unstaked tokens are held in secure wallets for potential redeployment or conversion.

Our Staking Percentages for HYPE, SOL, and SUI

We currently stake or intend to stake the following percentages of our holdings in each token, subject to market conditions, liquidity requirements, and our ongoing conversion plan to consolidate into HYPE:

●	HYPE: We intend to stake approximately 90-100% of our HYPE holdings, as this is our primary treasury asset following conversions. As of September 10, 2025, we have staked around 95% of our existing HYPE positions, delegated across multiple validators to mitigate risks. Staking on Hyperliquid provides rewards from the network’s emissions reserve, with current annualized yields estimated at 2.25-2.37% based on total network staking levels (e.g., around 400 million HYPE staked network-wide). This high staking allocation reflects HYPE’s role in our long-term strategy, including potential benefits from tiered staking systems that offer reduced trading fees on the Hyperliquid platform.

●	SOL: We currently stake approximately 80% of our SOL holdings and intend to maintain this level or increase to 85-90% for interim holdings prior to conversion into HYPE. Staking on Solana involves delegation to validators, with rewards accruing after an initial warm-up period of about 48 hours and a similar cooldown for unstaking. Current yields are estimated at 5-7% annually, supporting network security through transaction validation. The unstaked portion (10-20%) is reserved for liquidity to facilitate timely conversions or respond to market opportunities.

●	SUI: We currently stake approximately 75% of our SUI holdings and intend to stake 80-90% as we accumulate positions before phased conversions to HYPE. Staking on Sui requires locking tokens for fixed epochs, with options for liquid staking to maintain some flexibility. Yields are estimated at 2.1-5% annually, depending on validator selection and network participation. Similar to SOL, a small unstaked reserve (10-25%) is maintained for operational flexibility.

The above percentages may be adjusted based on factors such as reward rate changes, network upgrades, regulatory developments, or our progress toward full conversion of SOL and SUI into HYPE. For example, as we execute conversions over the next twelve months, staking allocations for SOL and SUI will decrease proportionally, with rewards reinvested into additional HYPE acquisitions where feasible.

Policies and Procedures regarding Generating Income from Token Holdings

We intend to generate income from our token holdings primarily through staking rewards, which provide a steady yield on our treasury reserves and align with our goal of optimizing returns in the digital asset space. This income generation is a key component of our plan to build sustainable value, supplementing revenues from our core financial services operations.

Our policies and procedures for generating income include:

●	Income Generation Strategy: We prioritize staking as the primary method, focusing on secure, low-risk yields rather than speculative activities like lending or yield farming, which we do not currently engage in due to higher risks. Rewards are recognized as income upon receipt and are used to either compound stakes, fund operational expenses, or acquire additional tokens in line with our conversion plan.

●	Risk Management Procedures: Prior to staking, we conduct due diligence on validators, including reviews of their slashing history, commission structures, and insurance coverage. We diversify delegations across 5-10 validators per network to avoid single points of failure. Staking is monitored daily via automated dashboards, with thresholds for automatic unstaking if yields drop below 2% annualized or if validator performance falls below 98% uptime. We also maintain insurance policies covering up to 50% of staked assets against slashing or custody breaches.

●	Compliance and Reporting: Our staking activities will comply with applicable regulations. We will engage third-party auditors annually to verify staking transactions and yields. Procedures include monthly internal audits, segregation of duties between treasury execution and oversight, and board approval for any changes to staking allocations exceeding 10% of holdings.

●	Exit and Reinvestment Policies: Unstaking is initiated strategically, such as ahead of conversions, with cooldown periods factored into liquidity planning (e.g., 48 hours for SOL, epoch-based for SUI and HYPE). Rewards are reinvested within 30 days unless allocated to general corporate purposes, ensuring alignment with our treasury objectives.

Our staking program is subject to inherent risks, for more details see “Risk Factors – Our staking program is subject to operational, market, and regulatory risks”.

Treasury Management Policies

We have established and intend to further refine policies and procedures governing the acquisition (exchanging cash for tokens) and monetization (selling or otherwise liquidating tokens) of our holdings in HYPE, SOL, and SUI. These policies are designed to align with our broader treasury reallocation plan, which emphasizes phased accumulation and conversion into HYPE as our primary reserve asset, while managing risks such as volatility, liquidity, and regulatory compliance. Our treasury management is overseen by a dedicated committee comprising senior executives from finance, risk, and compliance, with quarterly reviews by the board of directors. All transactions are executed through institutional-grade platforms like BitGo, ensuring secure custody, AML compliance, and minimal slippage.

Policies and Procedures for Exchanging Cash for HYPE, SOL, and SUI

We exchange cash for digital assets on an opportunistic basis, prioritizing market conditions that offer favorable entry points while adhering to allocation guidelines tied to the Facility with the Selling Securityholder. Key procedures include:

●	Pre-Transaction Due Diligence: Prior to any purchase, our treasury team shall conduct a comprehensive analysis, including token valuation relative to network fundamentals (e.g., TVL for Hyperliquid, TPS for Solana and Sui), macroeconomic indicators, and regulatory news. Purchases require approval from at least two committee members and are limited to 10-20% of available proceeds per transaction to avoid overexposure.

●	Timing and Execution: Acquisitions are executed over 5-10 business days following Facility closings, using OTC desks or exchanges with high liquidity. For HYPE, we target periods of ecosystem growth, such as post-network upgrades or increased DEX volumes . For SOL and SUI, our purchases are interim and we focuse on undervalued entry points (e.g., below 50-day moving averages) before conversion. We minimize purchases during high-volatility events, defined as >5% daily swings.

●	Allocation Limits: At least 75% of net proceeds from each Facility closing shall be used for token acquisitions, with initial splits of approximately 50% to HYPE, 25% to SOL, and 25% to SUI, adjustable based on relative performance. All cash exchanges comply with KYC/AML protocols and are reported in quarterly filings.

These procedures aim to minimize acquisition costs through dollar-cost averaging and reduce risks from sudden market shifts.

Policies and Procedures for Monetizing HYPE, SOL, and SUI

Our strategy prioritizes long-term holding and value conversion rather than frequent sales, therefore monetization is approached conservatively and as a last resort to support our conversion plan. We do not intend to monetize significant portions in the near term unless triggered by specific conditions. Procedures include:

●	Trigger Events: Sales are authorized only for liquidity needs (e.g., debt servicing, operational funding exceeding 25% of cash reserves), regulatory requirements, or rebalancing if a token exceeds 90% of treasury value (post-conversion for HYPE). For SOL and SUI, monetization primarily occurs through conversions to HYPE, executed in 20–30% tranches quarterly to mitigate volatility. Emergency sales require board approval if they exceed 5% of holdings..

●	Execution Process: Monetization uses OTC trades or limit orders on platforms like BitGo to avoid market impact. We employ trailing stops (e.g., 10-15% below peaks) for partial sales during rallies. Proceeds are reinvested into HYPE or held as cash equivalents, with tax implications reviewed by external advisors.

●	Post-Transaction Reporting: All sales are documented internally, with disclosures in SEC filings if material (e.g., >10% of treasury value). This ensures transparency and alignment with stakeholder interests.

Policies Governing Percentages of Treasury Holdings in HYPE, SOL, and SUI

We have established policies to govern treasury allocations, aiming for a consolidated position in HYPE over the next twelve months. Current guidelines include:

●	Target Allocations: Post-full conversion, we intend for HYPE to comprise 90-100% of digital asset holdings, with SOL and SUI reduced to 0% except for minimal transitional amounts (<5%). Interim targets: HYPE at 60-80%, SOL at 10-20%, SUI at 10-20%, reviewed quarterly based on performance metrics like yield and volatility.

●	Rebalancing Mechanisms: If deviations exceed 10% due to price fluctuations, we initiate conversions or purchases to realign. Policies prohibit allocations exceeding 50% in any non-HYPE asset to limit diversification risks.

●	Oversight: Allocations are set annually by the board, with adjustments requiring committee consensus and tied to Facility drawdowns.

These policies will be formalized in an updated treasury charter by the end of 2025, incorporating feedback from auditors and regulators.

As of September 10, 2025, our digital asset treasury totals approximately $12.25 million, based on current market values. This consists of holdings in HYPE, SOL, and SUI, representing 100% of our crypto treasury cumulatively (excluding cash and other assets). On a per-token basis:

●	HYPE: Approximately 194,726 tokens, valued at $10.79 million (88.1% of treasury).

●	SOL: Approximately 6,629 tokens, valued at $1.46 million (11.9% of treasury).

These figures are subject to market fluctuations and will evolve as we execute our conversion plan.

Hedging Strategy for Exposure to HYPE, SOL, and SUI

Our hedging strategy for exposure to HYPE, SOL, and SUI includes:

●	Instruments and Approach: We use derivatives like futures and options on regulated exchanges (e.g., CME for SOL equivalents) to establish protective puts or collars, targeting 20-30% coverage of holdings. For HYPE, where direct derivatives may be limited, we employ proxy hedges via correlated assets or custom OTC contracts.

●	Triggers and Limits: Hedging is activated if volatility exceeds 50% annualized or during anticipated events (e.g., network upgrades). Coverage is capped at 50% to preserve upside potential, with costs not exceeding 2% of treasury value annually.

●	Monitoring and Adjustment: Positions are reviewed weekly, with adjustments based on delta-neutral principles. We engage third-party risk managers for oversight, ensuring compliance with accounting standards like ASC 815.

Hedging may not fully offset losses in extreme scenarios, for more details see “Risk Factors – Our hedging strategy may not fully offset losses in extreme market conditions”.

The Offering

ADSs offered by the selling securityholders from time to time	Up to 14,580,732,500 Class A ordinary shares in the form of 5,832,293 ADSs

Use of proceeds	We will not receive any proceeds from the sale of ADSs by the selling securityholders.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Nasdaq Capital Market Symbol	“LGHL”

Description of Share Offering

The Resale ADSs include up to 14,580,732,500 Class A ordinary shares in the form of 5,832,293 ADSs, each ADS representing two thousand five hundred (2,500) of our Class A ordinary shares, issuable upon the conversion of the Notes issued to a certain institutional investor in June and July 2025.

We filed the registration statement on Form F-3, of which this prospectus forms a part, to provide for the resale by the selling stockholder of these shares.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Risks Related to this Offering

As a result of the shutdown of the federal government, we have determined to rely on Section 8(a) of the Securities Act to cause the registration statement of which this prospectus forms a part to become effective automatically. Our reliance on Section 8(a) could result in a number of adverse consequences, including the potential for a need for us to file a post-effective amendment and distribute an updated prospectus to investors, or a stop order issued preventing use of the registration statement, and a corresponding stock price decline, litigation, reputational harm or other negative results.

The registration statement of which this prospectus forms a part is expected to become automatically effective by operation of Section 8(a) of the Securities Act on the 20th calendar day after the dated is filed with the SEC, in lieu of the SEC declaring the registration statement effective following the completion of its review. Although our reliance on Section 8(a) does not relieve us and other parties from the responsibility for the adequacy and accuracy of the disclosure set forth in the registration statement and for ensuring that the registration statement complies with applicable requirements, use of Section 8(a) poses a risk that, after the date of this prospectus, we may be required to file a post-effective amendment to the registration statement and distribute an updated prospectus to investors, or otherwise abandon this offering, if changes to the information in this prospectus are required, or if a stop order under Section 8(d) of the Securities Act prevents continued use of the registration statement. These or similar events could cause the trading price of our common stock to decline, result in securities class action or other litigation, and subject us to significant monetary damages, reputational harm and other negative results.

Risks Related to Our Business and Industry

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

Although the substantial operation of us is based in Hong Kong and the Cayman Islands, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could affect our business, financial condition and results of operations. Furthermore, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties could adversely affect our business that relates to China or PRC citizens.

The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. We are subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the risks of uncertainty about any future actions of the PRC government on U.S. listed companies. We may also be subject to sanctions imposed by PRC regulatory agencies, including CSRC, if we fail to comply with their rules and regulations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer securities to investors in the future and cause the value of such securities to significantly decline or become worthless.

The PRC government may exert, at any time, substantial intervention and influence over the manner our operations. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations related to data security, and expanding the efforts in anti-monopoly enforcement.

The regulatory framework for the collection, use, safeguarding, sharing, transfer and other processing of personal information and important data worldwide is rapidly evolving in PRC and is likely to remain uncertain for the foreseeable future. Regulatory authorities in China have implemented and are considering a number of legislative and regulatory proposals concerning data protection. For example, the PRC Cybersecurity Law, which became effective in June 2017, established China’s first national-level data protection for “network operators,” which may include all organizations in China that connect to or provide services over the internet or other information network. The PRC Data Security Law, which was promulgated by the Standing Committee of PRC National People’s Congress, or the SCNPC, on June 10, 2021 and became effective on September 1, 2021, outlines the main system framework of data security protection.

In December 2021, the Cyberspace Administration of China (the “CAC”) promulgated the amended Measures of Cybersecurity Review which require cyberspace operators with personal information of more than one million users to file for cybersecurity review with the Cybersecurity Review Office (“CRO”), in the event such operators plan for an overseas listing. The amended Measures of Cybersecurity Review provide that, among others, an application for cybersecurity review must be made by an issuer that is a “critical information infrastructure operator” or a “data processing operator” as defined therein before such issuer’s securities become listed in a foreign country, if the issuer possesses personal information of more than one million users, and that the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect China’s national security. The amended Measures of Cybersecurity Review took effect on February 15, 2022. In August 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China the personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Moreover, pursuant to the Personal Information Protection Law, persons who seriously violate this law may be fined for up to RMB50 million or 5% of annual revenues generated in the prior year and may also be ordered to suspend any related activity by competent authorities.

In November 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide more detailed guidance on how to implement the general legal requirements under laws such as the Cybersecurity Law, Data Security Law and the Personal Information Protection Law. The draft Regulations on Network Data Security follow the principle that the state will regulate based on a data classification and multi-level protection scheme, under which data is largely classified into three categories: general data, important data and core data. Under the current PRC cybersecurity laws in China, critical information infrastructure operators that intend to purchase internet products and services that may affect national security must be subject to the cybersecurity review. On July 30, 2021, the State Council of the PRC promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, which took effect on September 1, 2021. The regulations require, among others, that certain competent authorities shall identify critical information infrastructures. If any critical information infrastructure is identified, they shall promptly notify the relevant operators and the Ministry of Public Security.

Currently, the cybersecurity laws and regulations have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator under the Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we are already doing in our business, and we may be subject to review when purchasing internet products and services. The amended Measures of Cybersecurity Review became effective in February 2022, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this registration statement, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this registration statement, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business.

On September 1, 2021, the PRC Data Security Law became effective, which imposes data security and privacy obligations on entities and individuals conducting data-related activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. As of the date of this registration statement, we have not been involved in any investigations on data security compliance made in connection with the PRC Data Security Law, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this registration statement, the PRC Data Security Law would have a material adverse impact on our business.

On July 6, 2021, the relevant PRC governmental authorities publicized the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions require the relevant regulators to coordinate and accelerate amendments of legislation on the confidentiality and archive management related to overseas issuance and listing of securities, and to improve the legislation on data security, cross-border data flow and management of confidential information. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As of the date of this registration statement, we have not received any inquiry, notice, warning, or sanctions from the CSRC or any other PRC government authorities. Based on the foregoing and the currently effective PRC laws, we are of the view that, as of the date of this registration statement, these opinions do not have a material adverse impact on our business.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, which have come into effect on March 31, 2023. As a supplement to the Overseas Listing Trial Measures, on February 24, 2023, the CSRC, together with other authorities, jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, collectively with the Overseas Listing Trial Measures, the Overseas Listing Regulations, which have come into effect on March 31, 2023. The Overseas Listing Regulations set out new filing requirements, report obligations and guidance for confidentiality and achieves administration with the CSRC for PRC domestic companies seeking direct or indirect listings and offerings in overseas markets. An overseas listing will constitute an “indirect listing” where the issuer meets both of the following conditions: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets for the most recent accounting year is accounted for by its PRC subsidiaries; and (ii) main parts of the business activities are conducted within mainland China, or main place of business are located in mainland China, or a majority of the senior managers in charge of business operation and management are Chinese citizens or domiciled in mainland China. Based on our management’s assessment, we do not believe we will be subject to the filing and reporting requirement under the Overseas Listing Regulations since our business activities and management team do not meet either of the conditions. However, as the Overseas Listing Regulations were recently released and their interpretation and implementation remain uncertain.

As there are still uncertainties regarding these new laws and regulations as well as the amendment, interpretation and implementation of the existing laws and regulations related to cybersecurity and data protection, We cannot assure you that we will be able to comply with these laws and regulations in all respects. The regulatory authorities may deem our activities or services non-compliant and therefore require us to suspend or terminate its business. We may also be subject to fines, legal or administrative sanctions and other adverse consequences, and may not be able to become in compliance with relevant laws and regulations in a timely manner, or at all. These may materially and adversely affect its business, financial condition, results of operations and reputation.

Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and conduct follow-on offerings, and listing or continuing listing on a U.S. or other foreign exchanges. In addition, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any other industry including the industry in which we operate, which could adversely affect our business, financial condition and results of operations. See “Item 3. Key Information—D. Risk Factors—Risk Factors—Risks Related to Doing Business in Jurisdictions We Operate” in our 2024 20-F for more details.

We may be liable for improper collection, use or appropriation of personal information provided by our customers.

We collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. Regulatory requirements regarding the protection of data are constantly evolving and can be subject to different interpretations or significant change, making the extent of our responsibilities in that regard uncertain.

PRC regulators, including the Standing Committee of the PRC National People’s Congress (SCNPC) the Central Cyberspace Affairs Commission (CAC), the Ministry of Industry and Information Technology (MIIT), and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection and have enforced laws and regulations with varying and evolving standards and interpretations. For instance, the Civil Code of the PRC provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. On November 7, 2016, the SCNPC issued the PRC Cybersecurity Law, pursuant to which, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities and it specifies that data activities carried out outside China shall also be liable if it involves and damages the interests of PRC citizens. In order to implement the PRC National Security Law, the PRC Cybersecurity Law and the PRC Data Security Law, the CAC, and related authorities promulgated the Cybersecurity Review Measures in December 2021, which took effect in February, 2022, which requires, among others that critical information infrastructure operators that procure internet products and services and network platform operators that carry out data processing activities that affect or may affect national security should be subject to the cybersecurity review, and that network platform operators that possess personal information of more than one million users shall apply for cybersecurity review before seeking to list in a foreign stock exchange. On August 20, 2021, the SCNPC promulgated the PRC Personal Information Protection Law, or the PIPL, which took effect in November 2021. The PIPL imposes specific rules for processing personal information and it also specifies that the law shall also apply to personal information activities carried out outside China but for purpose of providing products or services to PRC citizens. On November 14, 2021, the CAC released the Administration Regulations on the Cyber Data Security (Draft for Comments), or the Draft Cyber Data Regulations. The Draft Cyber Data Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Cyber Data Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this registration statement as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Draft Cyber Data Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year. In addition, the Administrative Provisions on Internet Information Service Algorithm Recommendation, or Algorithm Recommendation Provisions, that took effect on March 1, 2022 implements classification and hierarchical management for algorithm recommendation service providers based on various criteria, and stipulates that algorithm recommendation service providers with public opinion attributes or social mobilization capabilities shall submit the relevant information within ten business days from the date of providing such services and go through the record-filing formalities. The CAC issued the Measures for the Security Assessment of Data Cross-border Transfer, or the Security Assessment of Data Transfer, on July 7, 2022, which requires that any data processor who provides important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment to a recipient outside of the territory of the PRC shall receive an security assessment. As these opinions and the draft measurers were recently issued, official guidance and interpretation of these two remain unclear in several respects at this time.

Our substantial operations are carried out in Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China. We do not hold personal information of more than one million users and we believe that we are not subject to PRC cybersecurity review. In addition, as of the date of this registration statement, we have not received any notice of and is not currently subject to any proceedings initiated by the CAC or any other PRC regulatory authority. However, since our apps are available to download in the app stores of China and most of our users are PRC citizens, we are subject to and may be ordered to comply with those regulations. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the laws and regulations in relation to data security and cross-border transfer of personal information, we cannot assure you that we will comply with such regulations in all respects. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

We operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate.

We operate in a highly-regulated industry and must comply with the applicable regulatory requirements in the jurisdictions it operates. Our major regulators include Cayman Islands Monetary Authority (CIMA), Securities and Futures Commission of Hong Kong (HKSFC), the Hong Kong Insurance Authority (HKIA), Hong Kong Customs and Excise Department (HKCED), and Monetary Authority of Singapore. These regulators and self-regulatory organizations govern our business operations in a variety of ways and conduct regular examinations of our business to monitor our compliance with applicable regulations. Among other things, we are subject to regulations with regard to (i) our sales practices, including our interaction with and solicitation of clients and our marketing activities; (ii) the custody, control and safeguarding of our clients’ assets; (iii) maintaining specified minimum amounts of capital and limiting withdrawals of funds from our regulated operating subsidiaries; (iv) submitting regular financial and other reports to regulators; (v) licensing for our operating subsidiaries and our employees; and (vi) the conduct of our directors, officers, employees and affiliates. In addition, as the online brokerage service industry in Hong Kong is at a relatively early stage of development, interpretation and enforcement of the applicable regulatory regime are subject to significant uncertainties, which may result in difficulties in determining whether our existing practices violate any applicable laws and regulations.

Compliance with these regulations is complicated, time consuming and expensive. Our ability to comply with all applicable laws and regulations is largely dependent on our internal compliance system, as well as our ability to attract and retain qualified compliance personnel. While we maintain systems and procedures designed to ensure that we comply with applicable laws and regulations, we cannot assure you that we are able to prevent all possible violations. Non-compliance with applicable laws or regulations could result in sanctions being levied against us, including the imposition of fines or penalties, censures, restrictions on certain business activities, suspension or expulsion from a jurisdiction or market or the revocation or limitation of licenses, which could adversely affect our reputation, prospects, revenues and earnings. Furthermore, any future change in the regulatory, legal and industry environment for the futures brokerage services, securities brokerage services, CFD trading services, insurance brokerage services, or asset management services may have a significant impact on our business.

In addition, we are subject to regular investigations, inquiries and inspections from the relevant regulatory bodies. For example, from time to time, our HKSFC-licensed subsidiaries may be subject to or required to assist in inquiries or investigations by regulatory authorities in Hong Kong, principally the HKSFC. The HKSFC conducts on-site reviews and off-site monitoring to ascertain and supervise our business conduct and compliance with relevant regulatory requirements and to assess and monitor, among other things, our financial soundness. Similarly, our Cayman subsidiary may be subject to CIMA’s on-site inspections and inquiries from time to time. If any misconduct is identified as a result of inquiries, reviews, investigation or inspections, the relevant regulatory authorities may take disciplinary actions against us. There also remains a risk that we may not be able to rectify our practices to be in compliance with the relevant rules and regulations following the identification of any such misconduct or material non-compliance, which may result in regulators taking additional actions against it. We were inspected by both the HKSFC and CIMA during 2019, and both regulators identified certain areas in which our operations can improve. We have finished implementing the measures recommended by the HKSFC and received letters from the HKSFC confirming that they had no further comments relating to their inspections of Lion Asset Management Limited on November 21, 2019, and of both Lion International Securities Group Limited and Lion Futures Limited on May 20, 2020. These are the only subsidiaries subject to HKSFC oversight and inspection. We have also finished implementing the measures recommended by CIMA during 2019 and CIMA had no further comments relating to their 2019 inspection. We were inspected by CIMA separately on February 4, 2021 as a regular exercise following which CIMA had identified certain areas in which our operators can improve, with the changes to be made no later than October 4, 2021. Subsequently, CIMA issued a breach notice for failure of enhancing customer due diligence measures. CIMA issued an administrative fine of US$314,000 as penalty and we paid the administrative fine on February 17, 2022. We have implemented the improvements recommended by CIMA.  CIMA conducted another on-site inspection of LBL relating to its policies and procedures, corporate governance and internal controls in February 2025, and issued its inspection report in April 2025, in which CIMA identified certain instances to be rectified and requirements to be implemented within the time frame specified. We are currently working on implementing those requirements noted in the report. However, if we are unable to make these changes we may be subject to fines or other disciplinary actions. If any such outcome occurs, there may be a material and adverse effect on our business, results of operations, financial condition and prospects.

We had incurred net losses in the past, and we may incur losses again in the future.

We had net losses of $34.0 million, net losses of US$5.8 million and net losses of US$27.6 million in 2022, 2023, and 2024, respectively. We cannot assure you that we will be able to generate net income in the future. We anticipate that our operating cost and expenses will increase in the foreseeable future as we continue to grow our business, attract new clients, enhance our risk management capabilities and increase our brand recognition. These efforts may prove more costly than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. There are other external and internal factors that could negatively affect our financial condition. For example, the trading volume achieved on our platform may be lower than expected, which may lead to lower than expected revenues. Furthermore, we may adopt a new share incentive plans in the future, which will result in significant share-based compensation expenses to us. We generated (188.3)%, 33.2% and (25.5)% of our total revenues from commissions charged to our clients who trade on our platform in 2022, 2023, and 2024, respectively. Any material decrease in our commissions would have a substantial impact on our financial conditions. As a result of the foregoing and other factors, we may continue to incur net losses in the future.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein, especially in the PRC or otherwise relating to PRC residents.

We operate in a heavily-regulated industry which requires various licenses, permits and approvals in different jurisdictions to conduct our businesses. Our clients include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may take the position that we are required to obtain licenses or otherwise comply with local laws and regulations in order to conduct our business with residents living in those jurisdictions. In any jurisdictions, if we fail to comply with the regulatory requirements, we may risk being disqualified for our existing businesses or being rejected for renewal of our qualifications and/or licenses upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new business that we may contemplate, we may not be able to obtain the relevant approvals for developing such new business if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

We do not hold any licenses or permits from any PRC regulatory bodies for our securities brokerage business. Currently, a large number of our clients are PRC residents and certain of the executive directors and other independent contractors are providing supporting services remotely from the PRC. There remains uncertainties as to how the current and any future PRC laws and regulations will be interpreted or implemented in the context of operating securities-related business in China and providing cross-border securities-related brokerage services to PRC residents. We cannot assure you that our current operating model will not be deemed as operating securities brokerage business in China or providing cross-border securities-related brokerage services to PRC residents, subjecting us to further inquiries or rectifications. If certain of our activities in China were deemed by PRC regulators to be providing securities brokerage services, investment consulting services or stock options brokerage business in China or to PRC residents, we would be required to obtain the required licenses or permits from the relevant regulatory bodies, including the CSRC. The failure to obtain such licenses or permits may subject us to regulatory actions and penalties, including fines, suspension of parts or all of our operations in the PRC, and temporary suspension or removal of our websites and mobile application in China. In such cases, our business, financial condition, results of operations and prospects may be materially and adversely affected.

PRC governmental control of currency conversion, cross-border remittance and offshore investment could have a direct impact on the trading volume on our platform, and the PRC government could further tighten restrictions on converting Renminbi to foreign currencies and/or deems our practices to be in violation of PRC laws and regulations.

A majority of our clients are PRC residents and are therefore subject to the restrictions under the rules and regulations promulgated by the State Administration of Foreign Exchange (SAFE), regarding the conversion of Renminbi into foreign currencies and the remittance and the use of such funds outside China. Under current PRC foreign exchange regulations, each PRC citizen is permitted to convert up to an aggregate of US$50,000 equivalent Renminbi each year for appropriate personal use. Such appropriate use does not include direct investment into secondary stock markets, futures, insurances, asset management products or other CFD trading. PRC residents who intend to convert U.S. dollars exceeding such quota are required to go through additional application and review procedures with commercial banks designated by the SAFE. In addition, approval from or registration with appropriate government authorities is required when Renminbi is to be converted into foreign currency for the purpose of offshore investment. Although we require our clients to comply with the relevant rules and regulations in the agreements we enter into with them, we cannot assure you that our clients will follow the rules and regulations or the provisions in the agreements at all times. We do not handle the Renminbi cross-border currency conversion for our Chinese clients through any of our accounts or entities, and we do not require our clients to submit evidence of approval or registration with respect to the foreign currency used for offshore investments. We cannot assure you that our current operating model, which includes redirecting our clients to open accounts with third party service provider, will be not deemed as assisting with the currency conversion by SAFE. In such cases, we may face regulatory warnings, correction orders, condemnation and fines, and may not be able to conduct our current business in the future. In addition, any misbehavior or violation by our clients of applicable laws and regulations could lead to regulatory inquiries, investigations or penalties that involve us.

Since the PRC authorities and the commercial banks designated by the SAFE to conduct foreign exchange services have significant discretion in interpreting, implementing and enforcing the foreign exchange rules and regulations, and due to many other factors that are beyond our control and ability to anticipate, we may face more severe consequences, including being asked to take additional and burdensome measures to monitor the source and use of the foreign currency funds in the accounts of our clients, remove our account opening functions, or suspend our operations pending an investigation or indefinitely. In such cases, we may face regulatory warnings, correction orders, condemnation, fines and confiscation of income, and may not be able to conduct our current business in the future. We may also be subject to regular inspections from relevant authorities from time to time. If such situations occur, our business, financial condition, results of operations and prospects would be materially and adversely affected.

In addition, if the PRC government further tightens the amount of currency exchange allowed for PRC residents, increases control over the remittance of currency out of the PRC, restricts the assistance or participation of any non-resident entities in the currency conversion, or specifically prohibits any exchanges for securities-related investment purposes, the trading activities of Chinese residents on our platform could be restricted, which would significantly reduce the trading volume on our platform. As our revenues from brokerage commission and market making income depends heavily on the total trading volume facilitated on our platform, the occurrence of any of the above regulatory changes would have a material and adverse impact on our business, operating and financial results.

Furthermore, we have established Lion Group (Hangzhou) Investment Limited, our PRC subsidiary, holding through Lion Wealth Limited in May 2021. Our PRC subsidiary was established solely for purpose of passive equity investment in China with no substantial business activities and our PRC subsidiary has not made any dividends or other distributions since its incorporation. However, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and the remittance of currency out of mainland China which may restrict our PRC subsidiary’s ability to transfer cash from our PRC subsidiary to our other non-mainland China entities. To the extent cash is generated in our PRC subsidiary, and may need to be used to fund operations outside of mainland China, such funds may not be available due to limitations placed by the PRC government. In addition, any foreign loan procured by our PRC subsidiary is required to be registered with SAFE or its local branches and any of our PRC subsidiary may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, they may only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China.

We may be unable to retain existing clients or attract new clients, or we may fail to offer services to address the needs of our clients as they evolve.

We derive a significant portion of our revenues from our commissions based upon the trading volume or the number of relevant transaction contracts executed by our clients. The rapidly growing trading volume on our platform is primarily driven by the increasing number of our active clients. Our total revenue-generating clients grew from 1,722 as of December 31, 2017 to 2,063 as of December 31, 2024. To further grow our business and expand our operation, we rely on continuous efforts in retaining existing clients and attracting new ones.

Our ability to retain existing clients is dependent upon multiple factors, some of which are beyond our control. Our clients may not continue to place trading orders or increase the level of their trading activities on our platform if we cannot match the prices offered by other market players or if we fail to deliver satisfactory services. Failure to deliver services in a timely manner at competitive prices and provide a satisfactory experience will cause our clients to lose confidence in us and use our platform less frequently or even stop using our platform altogether. Even if we are able to provide high-quality and satisfactory services on our platform in a timely manner and at favorable pricing terms, we cannot assure you that we will be able to retain existing clients, encourage repeat and increase trading transactions, in part due to reasons beyond our control, such as the personal financial situation of our clients or the deterioration of capital markets generally. We have taken efforts in attracting new clients and expanding our brand influence, and we plan to continue doing so. However, these efforts may not be cost-effective and we cannot assure you that we will be able to grow our client base as we expect, which may in turn materially and adversely affect our business operations and prospects.

Our level of commission and fee rates may decline in the future. Any material reduction in our commission or fee rates could reduce our profitability.

We derive a significant portion of our revenues from commissions. We charge our clients commission for our insurance brokerage services, securities and future brokerage services and CFD and TRS trading services. Revenues generated from commission amounted to US$4.6 million, US$7.0 million and US$1.2 million in 2022, 2023, and 2024, respectively. We may experience pressure on our commission or fee rates as a result of competition in the financial service industry and online brokerage industry. Some of our competitors offer a broader range of services to a larger client base and enjoy higher trading volumes than we do. Consequently, our competitors may be able to offer trading services at lower commissions or fee rates than we currently offer or may be able to offer. For example, some banks in Hong Kong and the United States have started offering zero commission fees or similar promotions to attract clients. As a result of this pricing competition, we could lose both market share and revenues. We believe that any downward pressure on commission or fee rates would likely continue and intensify as we continue to develop our business and gain recognition in our markets. A decline in our commission or fee rates could lower our revenues, which would adversely affect our profitability. In addition, our competitors may offer other financial incentives we may not be able to offer, such as rebates or discounts in order to induce trading in their systems, which may in turn materially and adversely affect our operating and financial results.

We cannot guarantee the profitability of our clients’ investments or ensure that our clients will make rational investment judgements.

We cannot guarantee the profitability of the investment made by clients on our trading platform. The profitability of our clients’ investments is directly affected by elements beyond our control, such as economic and political conditions, broad trends in business and finance, changes in volume of securities and futures transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed.

Moreover, many of our clients are retail investors, who are less sophisticated compared with institutional investors. In addition, CFD products and futures are complex investment products that require a higher level of knowledge and experience that some retail investors may not have. Although we include prominent risk warnings and disclaimers on our apps throughout the transaction process and, in accordance with relevant regulations, have designed an appropriateness test to assess the level of experience and risk level of the client to assess whether certain services or products are appropriate for such client, there is no guarantee that the appropriateness test for any product is adequate.

Clients who have suffered from unfavorable trading results, financial losses, or even liquidity issues in connection with the financial losses may attribute their losses to us and/or may discontinue trading with us, which may have a material and adverse effect on our business and results of operation. Some clients who have suffered substantial losses on our platform may seek to recover their damages from us or bring lawsuits against us. These allegations against us, regardless of their veracity, may negatively affect our reputation and clients’ confidence with us. If we were to become the subject of any unfavorable allegations or lawsuits, whether such allegations are proven to be true or untrue and regardless of the outcome of the lawsuits, we may have to expend a significant amount of resources to investigate and/or defend itself, which could divert our management’s attention from the day-to-day operations. In addition, if any litigation or other legal proceeding to which we are a party is resolved adversely, we may be ordered to pay substantial amount of damages or compensation to the other party, which could adversely affect our business, financial condition and results of operations.

We may incur material trading losses from our market making activities.

A portion of our revenue is derived from our market making activities. When an offsetting transaction of CFD trading from another client is not available, we may choose to act as a principal (i.e. market maker) to trade with the client. As a market maker, we attempt to derive a profit from the difference between the prices at which we buy and sell CFD products. Since these activities involve the purchase or sale of CFD products for our own account, we may incur trading losses for a variety of reasons, including price changes in CFD products and lack of liquidity in CFD products in which we have positions. As we offer leveraged trading of up to 100:1 to certain of our forex trading clients, our risk exposure is greatly amplified. If our risk management system fails to identify or prevent high risk trades and the market develops in a way adverse to our position, we may incur significant losses in these trades. We may also incur losses due to inaccuracies in our proprietary pricing mechanism, or rate engine, which evaluates, monitors and assimilates market data and reevaluates our outstanding CFD product quotes, and is designed to publish prices reflective of prevailing market conditions throughout the trading days. Risks of incurring trading losses may affect the prices at which we are able to sell or buy CFD products, or may limit or restrict our ability to either resell CFD products that we have purchased or repurchase CFD products that we have sold.

We may incur material trading losses from our over-the-counter stock options trading business.

A portion of our revenue is derived from our over-the-counter stock options trading business. It involves complex financial instruments and strategies that are inherently risky. These activities expose us to significant market, counterparty, and operational risks, which could result in material trading losses. Key risks may include the followings:

●	Market Volatility: The value of OTC stock options can be highly sensitive to fluctuations in market conditions, including changes in stock prices, interest rates, and implied volatility. Sudden or severe market movements could adversely impact our trading positions and result in significant losses.

●	Counterparty Risk: OTC transactions are typically conducted directly with counterparties rather than through an exchange. If a counterparty fails to meet its obligations due to financial distress, insolvency, or other reasons, we may experience trading losses and difficulty recovering funds.

●	Liquidity Risk: The OTC stock options market may have lower liquidity compared to exchange-traded options. Limited liquidity could hinder our ability to close or hedge positions at favorable prices, exacerbating losses during periods of market stress.

●	Operational and Pricing Risks: The valuation and execution of OTC stock options can be complex, relying on sophisticated models and assumptions. Errors in pricing, modeling, or operational execution could lead to unexpected losses.

●	Regulatory and Compliance Risks: Changes in laws, regulations, or enforcement practices related to OTC derivatives could impact our ability to conduct this business effectively or increase our costs and compliance burdens.

Based on the above factors, our OTC stock options trading business could result in material losses that adversely affect our financial condition and results of operations. While we have implemented risk management policies and procedures to mitigate trading risks, these measures may not be fully effective in preventing losses.

We are dependent on wholesale forex trading partners to continually provide us with forex market liquidity. If we lost access to the prices and levels of liquidity that we currently have, we may be unable to provide competitive forex trading services, which would materially adversely affect our CFD trading business, financial conditions and results of operations.

Clients frequently trade currency pairs on our platform. In order to continually provide our market making services and to limit our own capital exposure, we maintain cooperative relationships with established market makers and leading international wholesale forex trading partners, which gives us access to a pool of potential liquidity. Through these relationships, we are able to execute our clients’ desired trades at competitive rates while hedging our net positions and limiting our exposure. The trading partners, although under contract with us, have no obligation to provide us with liquidity and may terminate our arrangements at any time. In the event that we no longer have access to the competitive wholesale forex pricing spreads and/or levels of liquidity that we currently have, we may be unable to provide competitive forex trading services, which will materially affect our business, financial conditions and results of operations.

Failure to comply with regulatory capital requirements set by local regulatory authorities could materially and negatively affect our business operation and overall performance.

Our regulated operating subsidiaries are subject to various regulatory capital requirements, including minimum capital requirements, capital ratios and buffers established by competent authorities in their respective jurisdiction. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our business and financial position. For example, our Cayman Islands’ operating subsidiary, Lion Brokers Limited, licensed under the Securities Investment Business Act of the Cayman Islands (2020 Revision) (as amended, “SIBA”), is subject to the regulation of CIMA to maintain minimum regulatory capital. Similarly, our HKSFC-licensed operating subsidiaries, Lion International Securities Group Limited, Lion Futures Limited and Lion Capital Management Limited, are required under the Securities and Future Ordinance (Cap.571) (“SFO”) to maintain certain level of liquid capital. Lion International Financial (Singapore) Pte. LTD. (“LIFSL”), our Singapore subsidiary licensed by the MAS, is subject to the requirements of Securities and Futures Act (Cap. 289) (“SFA”).

As of December 31, 2023, all of our operating subsidiaries have not been subject to any administrative penalty or fine in relation to regulatory capital requirements that, individually or in the aggregate, would be reasonable expected to have a material adverse effect on our results of operations or financial condition. However, if any of our operating subsidiaries fail to remain well-capitalized for regulatory purposes, CIMA, HKSFC and MAS may take actions against them and their business operation, and we may face penalties, including limitations and prohibitions on our business activities or suspension or revocation of our licenses and trading rights. This could affect client confidence, our ability to grow, our costs of funds and professional insurance costs, our ability to pay dividends on ordinary shares, our ability to make acquisitions, and in turn, our business, results of operations and financial condition.

Our total return swap (TRS) trading services may not be successful, and we may not find adequate funding at reasonable costs to successfully operate our TRS trading business.

We began offering our TRS trading services in early 2020 and officially launched it in July 2020, which may not develop as expected if clients fail to perform their contractual obligations or the value of collateral held to secure the obligations is inadequate. The total rate of return of a portfolio of the underlying assets on which a swap is based may exhibit substantial volatility and may be positive or negative in any given period. In the event that the total rate of return is negative and we are receiving the total rate of return of that portfolio of underlying assets in our part of a swap agreement, we would be required to make a payment to the counterparty in addition to that required on the other, generally floating rate, part of the swap agreement. Also, unusual market conditions affecting the portfolio on which the swap is based may prevent the total rate of return from being calculated, in which case other provisions in the swap agreement may be invoked which could cause us to lose some of the anticipated benefit from the swap or otherwise reduce our return.

Moreover, the growth and success of our TRS trading business depends on the availability of adequate funding to meet clients’ demand for loans on our platform. We derive the funding for our TRS trading business from a variety of sources, including commercial banks, other licensed financial institutions and other parties as well as financing generated from our business operations. To the extent there is insufficient funding from institutional funding partners who are willing to accept the credit risk related to the collateral from our clients, the funds available might be limited and our ability to provide TRS trading services to our clients to address their demand would be adversely impacted. In addition, as we strive to offer our clients services with competitive prices, we may attempt to further reduce our interest expenses from our funding partners. If we cannot continue to maintain our relationship with these funding partners and obtain adequate funding at reasonable costs, we may not be able to continue to offer or grow our TRS trading business.

We face risks related to insurance brokerage business.

We operate our insurance brokerage business through our HKIA-licensed subsidiary, BC Wealth Management Limited. In June 2024, we sold our 100% interest in in BC Wealth Management Limited (“BCWM”) to a third party and exited from insurance brokerage business. Our revenues from insurance brokerage business amounted to US$0.5 million, US$1.2 million and US$0.5 million, in 2022, 2023, and 2024, respectively, representing (18.5)%, 5.5% and (9.8)%  of our total revenues during the same periods. There are various risks related to our insurance brokerage business. For instance, we may fail to introduce diversified insurance products and services to effectively address our clients’ needs. In addition, because the commission revenue we earn on the sale of insurance products is based on premium and commission rates set by insurance companies, any decrease in these premiums or commission rates, or increases in the referral fees we pay to our external referral sources, may have an adverse effect on our results of operation. Furthermore, we rely on various business partners to operate our insurance brokerage business. If we fail to maintain stable relationships with insurance companies and referral service providers, our business, results of operations, financial condition and business prospects could be materially and adversely affected. In addition, our insurance brokerage business is vulnerable to risks that are beyond our control. For example, we experienced significant decrease in revenues generated from insurance brokerage business in 2020, 2021, 2022, 2023 and 2024 compared to 2018 and 2019, primarily due to our strategic shift of business focus and the unrest in Hong Kong following the forfeited extradition bill in 2019, which negatively affected our clients’ confidence and interest in Hong Kong market. See “Our business is sensitive to general economic and political conditions and other factors beyond our control, and our results of operation are prone to significant and unpredictable fluctuations.”

Our risk management policies and procedures may not be adequate and effective, which may expose us to unidentified or unexpected risks.

Our business activities expose us to various risks, including regulatory environment risk, market condition risk, credit risk, liquidity risk, capital adequacy risk and operational risk. We have put in place procedures and controls to identify, measure and manage each of these risks. See “Business Overview — Risk Management.” We are dependent on our risk management policies and procedures and adherence to such policies and procedures by our staff to manage the risks inherent in our business. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks. Some of our methods for managing risks are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. Many of our risk management policies are based upon observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur losses or cause our risk management strategies to be ineffective.

In addition, we may fail to update our risk management system as needed or as fast as the industry evolves, which may weaken our ability to identify, monitor and control new risks. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. These may adversely affect our results of operations and financial conditions.

Fluctuations in exchange rates could have a material adverse effect on our results of operations.

The functional currency for Lion Brokers Limited, our Cayman Islands subsidiary, is U.S. dollars, whereas the functional currencies for our other operating subsidiaries are Hong Kong dollars. However, the financial statements we provided to you and filed with the SEC are presented in U.S. dollars. Our assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, whereas the income statement accounts are translated at average rates of exchange for the year. Any such translation may result in gains or losses, which are recorded under other comprehensive income (loss) in the financial statements. Changes in the exchange rates between the Hong Kong dollars or other currencies to the U.S. dollars could have a material effect on our results of operations. The value of Hong Kong dollars against U.S. dollars and other currencies is affected by a variety of factors which are beyond our control, including, among other things, changes in Hong Kong’s or China’s political and economic conditions.

Our reputation, or the reputation of our industry as a whole, may be harmed.

The reputation of our brand is critical to our business and competitiveness. If we fail, or are perceived to have failed, to deal with issues that may give rise to reputational risk, our business and prospects may be harmed. Such issues may include mishandling client complaints, potential conflicts of interest, privacy breaches, client data leak, improper sales practices, as well as failures to identify legal, credit, liquidity, and market risks inherent in our business. Failure to appropriately address these issues could reduce clients’ confidence in us or increase client attrition rate, which may adversely affect our reputation and business. In addition, any malicious or negative allegation made by the media or other parties about the foregoing or other aspects of us, including our management, business, compliance with law, financial condition or prospects, whether with merit or not, could severely compromise our reputation and harm our business and operating results.

Negative publicity about the CFD trading industry, the online brokerage industry, the insurance brokerage industry or asset management in general may also have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities. Moreover, negative publicity about our partners, service providers or other counterparties, such as negative publicity about their client complaints and any failure by them to adequately protect the information of our investors and borrowers, to comply with applicable laws and regulations or to otherwise meet required quality and service standards could harm our reputation. If any of the foregoing takes place, our business and results of operations could be materially and adversely affected.

We depend on the services of prime brokers and clearing agents to assist in providing us with access to liquidity in CFD trading. The loss of one or more of our prime brokerage relationships could lead to increased transaction costs and capital posting requirements, as well as having a negative impact on our ability to verify our open positions, collateral balances and trade confirmations.

We depend on the services of prime brokers to assist in providing us with access to liquidity through our CFD trading partners. We currently have established two prime brokerage relationships with major financial institutions, which act as central hubs through which we are able to deal with our existing CFD trading partners. In return for paying a transaction-based prime brokerage fee, we are able to aggregate our clients and our trading positions, thereby reducing our transaction costs and increasing the efficiency of the capital we are required to post as collateral in order to conduct our market making trading activities. Since we trade with our CFD trading partners through our prime brokers, they also serve as a third party check on our open positions, collateral balances and trade confirmations. If we were to lose one or more of our prime brokerage relationships, we could lose this source of third party verification of our trading activity, which could lead to an increased number of documentation errors. Although we have relationships with CFD trading partners who could provide clearing services as a back-up for our prime brokerage services, if we were to experience a disruption in prime brokerage services due to a financial, technical or other development adversely affecting any of our current prime brokers, our business could be materially adversely affected to the extent that we are unable to transfer positions and margin balances to another financial institution in a timely fashion. In the event of the insolvency of a prime broker, we might not be able to fully recover the assets we have deposited (and have deposited on behalf of our clients) with the prime broker or our unrealized profits since we will be among the prime broker’s unsecured creditors.

We rely on a number of external service providers for technology, processing and supporting functions, and if they fail to provide these services, it could adversely affect our business and harm our reputation.

We collaborate with a number of external service providers in providing services to our clients for technology, processing and supporting functions, including, other market makers to which we pass on certain orders, referring brokers we collaborate with for client acquisition, custody banks, securities exchanges, clearing agents and online payment service providers. Furthermore, external content providers provide us with financial information, market news, charts, option and stock quotes and other fundamental data that we offer to our clients.

These service providers face technical, operational and security risks of their own. Any significant failures by them, including improper use or disclosure of their confidential client, employee or company information, deterioration in their performance, interruption in these third party services or software, or other improper operation could interfere with our trading activities, cause losses due to erroneous or delayed responses, harm our reputation or otherwise be disruptive to our business. For instance, when there is a sudden surge in trading volume caused by a large amount of concurrent orders, usually subsequent to a major social event, we may not be able to retrieve the real-time quote due to delays or interruptions of third party systems, which may cause a delay in the exercise of automatic settlements initiated by our risk management system. Such delays may result in negative balance in our clients’ account and a potential loss to it. Also, we have contracted with external payment service providers to facilitate our clients’ payment procedures for trading and transactions through our platform. Any failure by these service providers to continue with good business operations, comply with applicable laws and regulations or any negative publicity on these parties could damage our reputation, expose us to significant penalties and decrease our total revenues and profitability.

Furthermore, if our arrangements with any of these external service providers are terminated, we may not be able to find an alternative source to support us on a timely basis or on commercially reasonable terms. This could also have a material adverse effect on our business, financial condition and results of operations.

A failure in our information technology, or IT, systems could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.

Our IT systems support all phases of our operations. If our systems fail to perform, we could experience disruptions in operations, slower response time or decreased client satisfaction. We must process, record and monitor a large number of transactions and our operations are highly dependent on the integrity of our technology systems and our ability to make timely enhancements and additions to our systems. System interruptions, errors or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to our systems, changes in client usage patterns, linkages with third-party systems and power failures. Our systems are also vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, distributed denial of service attacks, computer viruses or cyber-attacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting our key business partners and vendors, and other similar events.

It could take an extended period of time to restore full functionality to our IT systems or other operating systems in the event of an unforeseen occurrence, which could affect our ability to process and settle client transactions. Moreover, instances of fraud or other misconduct might also negatively impact our reputation and client confidence in us, in addition to any direct losses that might result from such instances. Despite our efforts to identify areas of risk, oversee operational areas involving risks, and implement policies and procedures designed to manage these risks, there can be no assurance that we will not suffer unexpected losses, reputational damage or regulatory actions due to technology or other operational failures or errors, including those of our vendors or other third parties.

While we devote substantial attention and resources to the reliability, capacity and scalability of our systems, extraordinary trading volume could cause our computer systems to operate at unacceptably slow speeds or even fail, affecting our ability to process client transactions and potentially resulting in some clients’ orders being executed at prices they did not anticipate. Disruptions in service and slower system response time could result in substantial losses and decreased client satisfaction. We are also dependent on the integrity and performance of securities exchanges, clearinghouses and other intermediaries to which client orders are routed for execution and clearing. System failures and constraints and transaction errors at such intermediaries could result in delays and erroneous or unanticipated execution prices, cause substantial losses for our clients and for ourselves, and subject us to claims from our clients for damages.

We currently maintain a disaster recovery and business continuity plan, which is intended to minimize service interruptions and secure data integrity, however, our plan may not work effectively during an emergency. IT system failures may lead to interruption of our operations, which in turn will prevent our clients from trading and hence significantly reduce client satisfaction and confidence in us, cause loss or reduce potential gain for our clients, or cause regulatory authorities’ investigation and penalization. Any such system failure could impair our reputation, damage our brand, subject us to claims and materially and adversely affect our business, financial condition, operating results or prospects.

Failure of third-party systems upon which we rely could adversely affect our business operation.

Due to the rapid pace of technological changes in online brokerage and CFD trading industry, parts of our business rely on technologies developed or licensed by third parties, for example, we conduct our CFD trading business through a trading platform licensed from third parties. Any interruption in the third parties’ services, or deterioration in the third parties’ performance or quality could adversely affect our business operation. Moreover, we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all, which could materially impact our business and results of operations.

We may be subject to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions on us our external service providers.

Our platform collects, stores and processes certain personal and other sensitive data from our users. The massive data that we have processed and stored makes us or external service providers who host our servers a target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our platform could cause confidential information to be stolen and used for criminal purposes. As personally identifiable and other confidential information is increasingly subject to legislation and regulation in numerous jurisdictions, any inability to protect confidential information of our clients could result in additional cost and liability for us, damage our reputation, inhibit the use of our platform and harm our business.

We also face indirect technology, cybersecurity and operational risks relating to the third parties whom we work with to facilitate or enable our business activities. As a result of increasing consolidation and interdependence of technology systems, a technology failure, cyber-attack or other information or security breach that significantly compromises the systems of one entity could have a material impact on our counterparties. Any cyber-attack, computer virus, physical or electronic break-ins or similar disruptions of such third-party service providers could, among other things, adversely affect our ability to serve our users, and could even result in the misappropriation of funds of our investors and borrowers. If that were to occur, both we and third-party service providers could be held liable to clients who suffer losses from the misappropriation.

Security breaches or unauthorized access to confidential information could also expose us to risk relating to misappropriation of funds of our clients, which may subject us to liabilities, reduce the attractiveness of our marketplace and cause reputational harm and adversely impact our results of operations and financial condition.

We may encounter potential conflicts of interest from time to time, and the failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our clients; (iii) our clients; (iv) us and our employees; and (v) our clients and our employees. As we expand the scope of our business and client base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. We have put in place internal control and risk management procedures that are designed to identify and address conflicts of interest. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appears to fail, to deals appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

We derived a substantial portion of revenue from a small number of key clients.

In 2022, 2023 and 2024, we derived a substantial portion of our revenue from a small number of key clients. There are inherent risks whenever a large percentage of revenues are concentrated with a limited number of clients. It is not possible for us to predict the future level of demand for our services that will be generated by these key clients. In addition, revenues from our larger clients have historically fluctuated and may continue to fluctuate based on their trading volume. If these key clients trade less frequently on our platform or suspend or terminate their relationship with us, our business and results of operation will be adversely affected. However, as the trading platform expands and following the Business Combination, we anticipate, but without assurance, that this concentration may possibly be decreasing in the future.

We face intense competition, and if we do not compete effectively, our results of operations and business prospects may be adversely affected.

We primarily compete in CFD trading market and online brokerage market, and both are highly competitive. We compete primarily on the basis of our proprietary trading platform, comprehensive client services, full brokerage licenses, innovative products and services, robust infrastructure and advanced technology, as well as brand equity. We face fierce competition from other online brokerage platforms, other investment and trading platforms as well as traditional brokerage and financial institutions. Our competitors may compete with us in a variety of ways, including (i) providing services that are similar to, or more attractive to clients than ours; (ii) providing products and services we do not offer; (iii) offering more aggressive rebates to gain market share and to promote other businesses; (iv) adapting at a faster rate to market conditions, new technologies and clients’ demands; (v) offering better, faster and more reliable technology; (vi) broadening their client base more cost effectively or faster and (vii) marketing, promoting and providing their services more effectively. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. When new competitors seek to enter our target market, or when existing market participants seek to increase their market share, they sometimes undercut the pricing or other terms prevalent in that market, which could adversely affect our market share or our ability to exploit new market opportunities.

Furthermore, since the CFD trading services are relatively new and evolving for PRC residents, our potential clients may not fully understand how our platform works and may not be able to fully appreciate the additional client protections and features that we have invested in and adopted on our platform as compared to others. Our pricing and terms could deteriorate if we fail to act to meet these competitive challenges. Furthermore, to the extent that our competitors are able to offer more attractive terms to our business partners, such business partners may choose to terminate their relationships with us. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our marketplace could stagnate or substantially decline, we could experience reduced revenues and our marketplace could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

We may fail to implement new business lines, or introduce new products and services to our clients, or we may fail to successfully expand our business.

Our future success is dependent upon on our ability to implement new business lines and offer new products and services, to better respond to market changes and clients’ evolving needs. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. We may invest significant time and resources in developing and marketing new lines of business and/or new products and services. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. In addition, new service offerings may not be accepted by the market or be as profitable as we expect. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations and financial condition.

In addition, our strategy to expand business operation and enter into new markets may subject us to additional risks. As we enter into markets that are new to us, we must tailor our services and business model to the unique circumstances of such countries and markets, which can be complex, difficult, costly and divert management and personnel resources. In addition, we may face competition in other countries from companies that may have more experience with operations in such countries or with global operations in general. To continue to expand our services internationally, we may have to comply with the regulatory controls of each country in which we conduct or intend to conduct business, the requirements of which may not be clearly defined. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results.

Fraud, misconduct or errors by our directors, officers, employees, agents and other third-party service providers could harm our business and reputation.

It is not always possible to identify and deter fraud, misconduct or errors by directors, employees, agents or external service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. Fraud or misconduct by any of these persons or entities may cause us to suffer significant reputational harm and financial loss or result in regulatory disciplinary actions. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

We are subject to a number of obligations and standards arising from our business. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us and our investors. For example, we are required to properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships. Although we have not identified any material fraud or misconduct by our directors, officers, employees, agents, clients, or other third parties since we commenced our current businesses in 2016, if any of these persons or entities were to engage in fraud or misconduct or were to be accused of such fraud or misconduct, our business and reputation could be materially and adversely affected.

A significant decrease in our liquidity could negatively affect our business and financial management as well as reduce client confidence in us.

Maintaining adequate liquidity is crucial to our business operations. We are subject to liquidity and capital adequacy requirements in Hong Kong, Cayman Islands, and Singapore. We meet our liquidity needs primarily through cash generated by operating activities and capital contribution, as well as cash provided by external financing. Fluctuations in client cash or deposit balances, as well as changes in regulatory treatment of client deposits or market conditions, may affect our ability to meet our liquidity needs. A reduction in our liquidity position could reduce our clients’ confidence, which could result in the loss of client trading accounts, or could cause us to fail to satisfy liquidity requirements of regulatory authorities. In addition, failure to meet regulatory capital guidelines can result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations or prohibitions on our future business activities or suspension or revocation of our licenses or trading rights.

In addition, our ability to satisfy our liquidity and capital needs may be affected by a variety of factors, some of which are beyond our control, including, macroeconomic and socio-political conditions, fluctuations in cash or deposit balances, increased capital requirements, changes in regulatory guidance or interpretations, or other regulatory changes. If cash generated by client trading activities and operating earnings is not sufficient for our liquidity needs, we may be forced to seek external financing. During periods of disruptions in the credit and capital markets, potential sources of external financing could be reduced, and borrowing costs could increase. Financing may not be available on acceptable terms, or at all, due to market conditions or disruptions in the credit markets. If we experience any significant decrease in our liquidity, our business, financial condition and results of operations could be adversely impacted.

We may not succeed in promoting and sustaining our brand.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients to our platform. This depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our marketplace. If any of our current marketing channels become less effective, if we are unable to continue to use any of these channels, if the cost of using these channels were to significantly increase or if we are not successful in generating new channels, we may not be able to attract new investors and borrowers in a cost-effective manner or convert potential investors and borrowers into active investors and borrowers on our marketplace.

Our efforts to build our brand may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

We face risks related to our know-your-customer, or KYC procedures when our clients provide outdated, inaccurate, false or misleading information.

Although we conduct KYC procedure before we approve our client’s account open request, our KYC procedure has some inherent limitations and we may not be able to spot our clients’ outdated, inaccurate, false or misleading information. Our KYC procedures include but not limited to (i) collecting the identification information of our client such as name, gender, email, nationality, date of birth, type of identity document, identity document number, tax identification number and wallet address; (ii) background check on whether the clients’ nationality fall within the scope of US sanction countries; (iii) monitoring our clients’ IP addresses, and etc. Our KYC procedures may not be effective if (i) we fail to identify any fake documents supplied by our clients; or (ii) our clients use a VPN router to circumvent our IP blacklist. We collect client information during the account opening and registration process and screens accounts against public databases or collaborates with external service providers to verify client identity and detecting risks. Although we require our clients to submit documents for proof of their identity and address for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. For example, to reduce the risk of being subject to complex U.S. laws and regulations, we do not allow U.S. citizens or residents to open an account with us and we require our potential clients to provide their passports or identity cards before account opening. However, if a potential client only provides his PRC identity card, which is usually valid for 10 years or more, and misinforms us that he does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all time.

We have established an IP blacklist to block the users from U.S. sanctioned countries and the U.S. We also collect client information during the account opening and registration process and screen accounts against public databases and collaborates with external service providers to verify client identity and detecting risks. We have two separate teams conduct our KYC procedure on new clients’ backgrounds and identify manually. We will reject all account applications if there is any U.S. exposure. For example, we will not allow U.S. citizens or residents to open an account with us and we will require our potential clients to provide copies of their passports or identity cards in connection with their account applications. Although we will require our clients to submit documents for proof of their identity for completing the account registration and to update such information from time to time, we face risks as the information provided by our clients may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. As stated above, if a potential client only provides his or her PRC identity card, which is usually valid for 10 years or more, and misinforms us that he or she does not also possess a U.S. passport or permanent resident card, we might not be able to detect such misinformation. In addition, as a client who is not a U.S. citizen or resident at the time of account registration may later obtain U.S. citizenship or residential status and fail to update us in a timely manner, our customer database might not be entirely accurate at all time. Despite our efforts to exclude persons who reside in jurisdictions where we have no license or permit such as the United States, our provision of products and services to such clients could be in violation of the applicable laws and regulations in those jurisdictions, of which we may have no awareness until we are warned by the relevant supervising authorities. In addition, anonymous accounts are generally not allowed to be opened, heightened scrutiny measures are imposed on accounts opened on behalf of third parties and additional verification measures are conducted before we accept third party payments against the accounts of our clients. Furthermore, any security breaches, hacking, or other malicious activities could render the KYC procedures and/or IP blacklist vulnerable to manipulation and changes, thus, rendering them ineffective in achieving their initial objectives. To address the limitations of our KYC procedures and/or IP blacklist, we have implemented self-certification procedures and engage third-party vendors to verify the applications, including name and background checks. Applicants are required to submit copies of their ID or passport as part of our KYC process, which will be verified by the third-party vendors. We will only open an account for applicants whose KYC process have been cleared by our procedures, including those of the third-party vendors. Even though we have adopted these procedures, we may still fail to detect the existence of such breaches in our KYC procedures and system, which may lead to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

Despite our safeguards, we could still be subject to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation resulting from such violations. In particular, following the listing on Nasdaq, as we become increasingly renown in the United States and worldwide, there is no assurance that we will be able to successfully identify and exclude all persons who resides in jurisdictions where we have no license or permit to operate, including the United States. If U.S. citizens and residents were to register on and begin using our platform, we may be subject to the scrutiny of U.S. regulatory agencies and required to comply with applicable laws and regulations in the United States, including the requirements to obtain relevant licenses and permits for providing our products to U.S. citizens and residents. We currently do not intend to apply for such licenses and permits in the United States, and if we determine to do so, there is no guarantee that we will successfully obtain such licenses in a timely fashion, or at all. We could be subject to disciplinary or other actions by the U.S. regulatory agencies due to claimed noncompliance which could have a material adverse effect on our business, financial condition and results of operations.

In addition, although we have strict internal policies for continuing KYC procedures after the activation of accounts and for issues such as anti-corruption, economic sanctions, anti-money laundering, export controls and securities fraud, we mainly rely on our continuing KYC procedures to ensure our compliance with relevant laws and regulations related to anti-corruption, economic sanctions, anti-money laundering, export controls and securities fraud. Although we have trainings for our employees in all of our departments, our KYC system and procedures cannot be foolproof. As the KYC system and procedures are conducted manually, they are subject to inherent limitations and errors in oversight, which could cause our compliance and other risk management strategies to be ineffective. Despite our efforts, any potential flaw in our KYC system or any misconduct in the KYC procedures by any of our employees may lead to our failure of compliance with such relevant laws and regulations, which will further subject us to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation, and we may not be successful in deterring or identifying illegal activity.

Our clients may engage in fraudulent or illegal activities on our platform.

We have implemented stringent internal control policies, insider trading, anti-money laundering and other anti-fraud rules and mechanisms on our platform, for example, we cooperated with third party search system service provider to check if our clients are politically exposed persons or on certain sanction lists (including but not limited to the lists of money laundering, terrorist financing or other crimes). Nevertheless, we remain subject to the risk of fraudulent or illegal activities both on our platform and associated with our clients, funding and other business partners, and third parties handling client information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraudulent or illegal activities.

Any misbehavior of or violation by our clients of applicable laws and regulations could lead to regulatory inquiries and investigations that involve it, which may affect our business operation and prospects. We might also incur higher costs than expected in order to take additional steps to reduce risks related to fraudulent and illegal activities. High-profile fraudulent or illegal activities, for example, money laundering, insider trading and securities fraud, could also lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional regulatory and litigation expenses and costs. Although our client agreements require clients to acknowledge that they will observe all insider trading, money laundering and securities fraud laws and regulations in applicable jurisdictions and to assume liabilities for all restrictions, penalties and other responsibilities arising from conducts suspected to constitute insider trading, money laundering and/or, securities fraud, we cannot verify whether every transaction conducted by our clients is in compliance with such laws and regulations because our clients may circumvent our due diligence measures to commit insider trading and/or money laundering. Significant increases in fraudulent or illegal activities could negatively impact our brand and reputation, reduce the trading volume on our platform and therefore harm our operating and financial results.

In addition, we could also suffer serious harm to our reputation, financial condition, client relationships and even be subject to regulatory sanctions and significant legal liability, if any of our employees engage in illegal or suspicious activities or other misconduct. See “ Fraud, misconduct or errors by our directors, officers, employees, agents and other third-party service providers could harm our business and reputation.” Although we have not experienced any material business or reputational harm as a result of fraudulent or illegal activities in the past, we cannot rule out the possibility that any of the foregoing may occur, causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management. While we provide a variety of attractive incentives to our management, we cannot assure you that we can continue to retain their services. Although there has been no departures of our senior management members in the past, we cannot assure you that our existing senior management members will not terminate their employment with us in the future. In addition, we do not have any key man insurance for our executive officers or key employees. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, there is no assurance that any member of our management team will not join one of our competitors or form a competing business. If any dispute arises between us and our current or former officers, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

User growth and activity on mobile devices depend upon effective use of mobile operating system, networks and standards, over which we do not have control.

In April 2020, we launched our developed all-in-one Lion Brokers Pro app. There are substantial uncertainties associated with the app, including compatibility with mobile operating systems, and we cannot assure you we could operate successfully or as we expected. In addition, our future growth and our results of operations could suffer if we experience difficulties in the future in integrating our services into mobile devices or if problems arise with our relationships with providers of mobile operating systems or mobile app stores, or if we face increased costs to distribute or have users utilize our services on mobile devices. We are further dependent on the interoperability of providing our services on popular mobile operating systems that we do not control, such as iOS and Android, and any changes in such systems that degrade the accessibility of our services or give preferential treatment to competing products could adversely affect the usability of our services on mobile devices. In the event that it is more difficult for our users to access and utilize our services on their mobile devices, or if our users choose not to access or utilize our services on their mobile devices or to use mobile operating systems that do not offer access to our services, our user growth could be harmed and our business, financial condition and operating results may be adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. “Business — Intellectual Property.” Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

It is often difficult to maintain and enforce intellectual property rights. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in Hong Kong, PRC, Singapore, Cayman Islands, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected. As the date of this registration statement, the application for one of our trademarks is still pending. If we are unable to complete these registrations, we may not be able to prohibit unauthorized use or prevent other infringements of these trademarks.

We and our directors and officers may from time to time be subject to claims, controversies, lawsuits and legal proceedings.

We and our directors and officers may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. Claims, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether the foregoing claim would develop into a lawsuit. Lawsuits and litigations may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgments made against us may damage our reputation and may result in a material adverse impact on us.

If we fail to implement and maintain an effective system of internal controls over financial reporting, we may be unable to accurately report our results of operations, meet reporting obligations or prevent fraud. As a result, holders of our securities could lose confidence in our financial and other public reporting, which would harm our business and trading price of our securities.

Prior to the Business Combination, we are a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

Upon completion of this Business Combination, we became a public company and we are subject to the Sarbanes-Oxley Act of 2002, and the Section 404 of the Sarbanes-Oxley Act, or Section 404, requires us include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with annual report for the fiscal year ended December 31, 2020. A material weakness is a deficiency, or combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.  Following the issuance of SEC guidance relating to warrant accounting, on June 11, 2021, our management and our audit committee concluded that, it was appropriate to restate certain of our previously issued financial statements for the year ended December 31, 2020. As part of such process, we identified a material weakness in our internal controls over financial reporting, which has been remediated in 2021.

Although we have already implemented remedial measures to address the material weakness, the implementation of these measures may not fully address the deficiencies in our internal control over financial reporting, and we cannot conclude that we have been fully remedied. In the future, we may determine that we have additional control deficiencies, or our independent registered public accounting firm may disagree with our management assessment of the effectiveness of our internal controls. Our failure to correct the material weakness or failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis, which could cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our securities.

Furthermore, it is possible that, had our independent registered public accounting firm conducted an audit of our internal control over financial reporting, such accountant might have identified additional material weaknesses. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act and do not qualify for the carve-out as defined by SEC’s Accelerated Filer and Large Accelerated Filer Definition, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting our own independent testing, may issue a report that is qualified if we are not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, the reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

Lion may not be able to obtain additional capital on favorable terms or at all.

Lion anticipates that our current cash, cash provided by operating activities and funds available through our current and anticipated bank loans and credit facilities will be sufficient to meet our current and anticipated needs for general corporate purposes. However, Lion needs to make continued investments in products development, hardware, software, IT systems, business expansion and to retain talents to remain competitive. Lion may need to raise funds through public or private financings, strategic relationships or other arrangements. There can be no assurance that such funding, will be available on terms acceptable to Lion, or at all. Furthermore, any equity financing will be dilutive to existing shareholders, and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility with respect to certain business matters. If adequate capital is not available to Lion as required, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our infrastructure or respond to competitive pressures could be significantly limited, which would adversely affect our business, financial condition and results of operations.

We may be subject to litigation, arbitration or other legal proceeding risk.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this registration statement, we are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Predicting the outcome of such matters is inherently difficult, particularly where claims are brought on behalf of various classes of claimants or by a large number of claimants, when claimants seek substantial or unspecified damages or when investigations or legal proceedings are at an early stage. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects. In market downturns, the volume of legal claims and amount of damages sought in litigation and regulatory proceedings against securities brokerage companies have historically increased. The amounts involved in the trades we execute, together with rapid price movements in our currency pairs, can result in potentially large damage claims in any litigation resulting from such trades. Dissatisfied clients may make claims against us regarding the quality of trade execution, improperly settled trades, mismanagement or even fraud, and these claims may increase as our business expands.

In addition, even if we prevail in any litigation or enforcement proceedings against us, we could incur significant legal expenses defending against the claims, even those without merit. Moreover, because even claims without merit can damage our reputation or raise concerns among our clients, we may feel compelled to settle claims at significant cost. The initiation of any claim, proceeding or investigation against us, or an adverse resolution of any such matter could have a material adverse effect on our reputation, business, financial condition and results of operations and cash flows.

We may pursue acquisitions or joint ventures that could present unforeseen integration obstacles, incur unpredicted costs or may not enhance our business as we expected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies, significant transaction costs and present new risks associated with entering additional markets or offering new products and integrating the acquired companies or newly established joint ventures. Potential liabilities may arise from deficiencies in due diligence findings and deficient past track record results.

Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our marketplace. Moreover, besides COVID-19, our business could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemics.

Our headquarters are located in Singapore, where we leased one principal executive office. We also have offices in Hong Kong and Cayman Islands. In addition, some of our system hardware and back-up systems are hosted in leased facilities located in Hong Kong. If any of the abovementioned natural disasters, health epidemics or other outbreaks were to occur in Hong Kong, our operation may experience material disruptions, such as temporary closure of our system and suspension of services, which may materially and adversely affect our business, financial condition and results of operations.

Our business is sensitive to general economic and political conditions and other factors beyond our control, and our results of operation are prone to significant and unpredictable fluctuations.

Our revenues depend substantially on our clients’ trading volume, which are influenced by the general trading activities in the market. Trading activities are directly influenced by a variety of factors beyond our control, including economic and political conditions, macro trends in business and finance, investors’ interest level in trading and legislative and regulatory changes in the jurisdictions where we operate. Any of these or other factors may cause trading activity levels in our industry to fluctuate and adversely affect our business and results of operations.

For example, from June 2019 to 2020, there had been large and frequent riots in Hong Kong following the forfeited extradition bill, many of which have been violent. The sustained riot caused a material adverse effect on Hong Kong’s economy and social order, which in turn negatively impacted on our insurance agency business as fewer Chinese clients had come to Hong Kong for insurance purchase. There can be no assurance that situation will not rise again in the future. Any future increase in tension or failure to restore public and social order by the Hong Kong government could adversely impact the security and stability of Hong Kong, in particular, Hong Kong’s financial market.

Moreover, following the outbreak and spread of COVID-19 as well as the OPEC-Russia oil price war, on March 9, 2020, all three major U.S. trading indexes, Dow Jones Industrial Average, S&P 500 Index and the NASDAQ-100 dropped significantly, leading to a 15-minute circuit breaker that halted the trading. The circuit breaker was triggered several additional times during the days that followed, which led to multiple large declines in the trading indexes. Other stock markets in the rest of the world have also experienced similar falls in stock prices.

Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the value of the Lion’s investments, even though the Lion does not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. The volatility of global stock market may adversely affect our clients’ confidence and willingness in trading and/or investing in the financial market. As a result, our operating results may be subject to significant and unpredictable fluctuations.

The current trade frictions between the U.S. and China may dampen growth in China and other markets where the majority of our clients reside.

The U.S. government has imposed, and has proposed to impose additional, new or higher tariffs on specified products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new or higher tariffs on specified products imported from the U.S. Certain tariffs have already been adopted by both sides, and the two countries often meet to negotiate arrangements that would include the decreasing or removal of tariffs, but Lion cannot assure you that the negotiations will be successful in reducing tariffs or that other tariffs will not be imposed, even if an agreement will be reached. On February 4, 2025, the new administration in the U.S. government imposed new tariffs on certain imports from China. On March 4, 2025, the U.S. government raised such tariffs from 10% to 20% against China. In retaliation, on March 10, 2025, the Chinese government imposed new tariffs against the U.S. on U.S. farm exports. It is unclear whether any further tariffs will be implemented and how much economic effect the trade war will have on the U.S. and China.

Although we are not subject to any of those tariff measures, the proposed tariffs may adversely affect the economic growth in China, Hong Kong and other markets in which we operate, as well as the financial condition of our clients. With the potential decrease in the spending and investment power of our target clients, we cannot guarantee that there will be no negative impact on our operations. In addition, the current and future actions or escalations by either the U.S. or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our business, financial condition and results of operations, and we cannot provide any assurance as to whether such actions will occur or the form that they may take.

Risk Related to our Corporate Structure

We may rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the Cayman Islands, and we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. Any limitation on the ability of our Hong Kong subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Shareholders of a Cayman company will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their shares in the Cayman company and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands. There are no exchange controls in the Cayman Islands. Under the Companies Act, a Cayman company may declare and pay a dividend to shareholders from time to time out of the profits or out of the share premium account, provided that the company shall be able to pay its debts as they fall due in the ordinary course of business.

Risks Related to Doing Business in Jurisdictions We Operate

A downturn in the Hong Kong, China or global economy, and economic and political policies of China could materially and adversely affect our business and financial condition.

A substantial part of our operations are located in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to Lion.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Hong Kong regulatory requirement of prior approval for transfer of shares in excess of certain threshold may restrict future takeovers and other transactions.

Section 132 of Securities and Futures Ordinance (Cap. 157 of the laws of Hong Kong) (the “SFO”) requires prior approval from the HKSFC for any company or individual to become a substantial shareholder of a HKSFC-licensed company in Hong Kong. Under the SFO, a person will be a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in or is entitled to control the exercise of the voting power of more than 10% of the total number of issued shares of the licensed company, or exercises control of 35% or more of the voting power of a company that controls more than 10% of the voting power of the licensed company. Further, all potential parties who will be new substantial shareholder(s) of the our HKSFC-licensed subsidiaries, which are Lion International Securities Group Limited, Lion Futures Limited and Lion Asset Management Limited, are required to seek prior approval from the HKSFC. This regulatory requirement may discourage, delay or prevent a change in control of Lion, which could deprive our shareholders the opportunity to receive a premium for their shares as part of a future sale and may reduce the price of our shares upon the consummation of a future proposed business combination.

Uncertainties with respect to the PRC legal system could adversely affect us.

Although the substantial operation of us is based in Hong Kong and the Cayman Islands, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. PRC companies and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be quick with little advance notice and could have a significant impact upon our ability to operate profitably in the PRC.

Although the substantial operation of us is based in Hong Kong and the Cayman Islands, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. Accordingly, economic, political and legal developments in the PRC will affect our business, financial condition, results of operations and prospects. Policies, regulations, rules, and the enforcement of laws of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation, particularly those dealing with the Internet, including censorship and other restriction on material which can be transmitted over the Internet, security, intellectual property, money laundering, taxation and other laws that affect our ability to operate our business in China.

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

Although our substantial operations are based in Singapore, Hong Kong and the Cayman Islands, we launched our apps in the app stores of China, most of our users are PRC citizens and we recently established a PRC subsidiary in Hangzhou, which may subject us to certain laws and regulations in China. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to conduct our current business may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities by, and overseas and/or foreign investment in, companies with operations in mainland China, including enhancing supervision over companies with operations in mainland China that are listed overseas using VIE structure, and that the PRC regulatory authorities could disallow the use of such VIE holding structure. We do not believe that we are directly subject to these regulatory actions or statements, as we do not currently have any VIE or contractual arrangements in mainland China. As of the date of this registration statement, our substantial operation is based in Singapore, Hong Kong and the Cayman Islands. Further, we do not have any PRC operations as we disposed Lion Group (Hangzhou) Investment Limited to a third party in September 2023.

While our current corporate structure does not contain any VIEs and our group has no intention establishing any VIEs in the future, if in the future our group’s corporate structure were to contain a VIE, the PRC regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or in extreme cases, become worthless. Moreover, the rules and regulations and the enforcement thereof in China can change quickly. The PRC regulatory authorities could change the rules, regulations and policies regarding foreign ownership in the industry in which we operate, which would likely result in material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of the securities to significantly decline, or become worthless.

As such, we could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions, and these regulations may be interpreted and applied inconsistently by different agencies or authorities. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject our Company to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Further, it is uncertain when and whether we will be required to obtain any pre-approval from the PRC government to list on U.S. exchanges or to conduct our current business operation, and even when such pre-approval is obtained, whether it will be denied or rescinded. Further, the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably may impact the ability or the way we may conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products or services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject it to additional liabilities. As such, our operations could be adversely affected, directly or indirectly, by existing or future PRC laws and regulations relating to its business or industry, which could result in a material adverse change in the value of our ADSs, potentially rendering it worthless. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The PRC government may intervene or influence our business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in our business operations or the value of our securities. Additionally, the approval or other administration requirements of the CSRC, or other PRC governmental authorities, may be required under a PRC regulation or any new laws, rules or regulations to be enacted, and if required, we cannot assure you that we will be able to obtain such approval. The regulation also establishes more complex procedures for acquisitions conducted by foreign investors that could make it more difficult for us to grow through acquisitions.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. The PRC has recently issued new rules that would require companies collecting or holding large amounts of data or critical data to undergo a cybersecurity review prior to listing in other nations, a move that would significantly tighten oversight over China based companies. In detail, in December 2021, the CAC, together with other authorities, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022 and replaces its predecessor regulation. Pursuant to the Cybersecurity Review Measures, critical information infrastructure operators that procure internet products and services and network platform operators that carry out data processing activities that affect or may affect national security should be subject to the cybersecurity review. The Cybersecurity Review Measures further stipulates that network platform operators that possess personal information of more than one million users shall apply for cybersecurity review before seeking to list in a foreign stock exchange. Moreover, in November 2021, the CAC released the Administration Regulations on the Cyber Data Security (Draft for Comments), or the Draft Cyber Data Regulations. The Draft Cyber Data Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and the manner of data processing. In accordance with the Draft Cyber Data Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. In addition, the Draft Cyber Data Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year.

Although the substantial operation of us is based in Singapore, Hong Kong and the Cayman Islands and all of the data and personal information we collected are stored in servers outside mainland China, we launched our apps in the app stores of China and most of our users are PRC citizens, which may subject us to certain laws and regulations in China. As such, we collect certain personal data from our customers in connection with our business and operations and we are subject to various regulatory requirements relating to the security and privacy of data in various jurisdictions. Neither the Cybersecurity Review Measures or the Draft Cyber Data Regulations had been issued or effective before our historic listing and the laws and regulations then effective as of our historic listing did not require any issuer to obtain pre-approval from CAC before listing at a foreign stock exchange. As of the date of this registration statement, no detailed rules or implementation rules of the Cybersecurity Review Measures have been issued by any authority and both the Cybersecurity Review Measures and the Draft Cyber Data Regulations remain unclear as to whether relevant requirements will be applicable to companies that have already been listed in the United States, such as us, for our future offerings. As of the date of this registration statement, we do not hold personal information of more than one million users and our business activities does not involve risk factors regarding national security as stipulated in the Cybersecurity Review Measures. We have not been informed by any government authorities that we are deemed as a critical information infrastructure operator, and we have not received any inquiry or notice of and is not currently subject to any proceedings initiated by the CAC. Based on the foregoing and management’s assessment, we believe that we are not required to apply for pre-approval from CAC before the issuance of the securities and we are not subject to mandatory application requirement for cybersecurity review. However, the exact definition, scope or criteria of “critical information infrastructure operators”, “network platform operators” and “risk factors regarding national security” under the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. Since our apps are available to download in the app stores of China and most of our users are PRC citizens, we cannot assure you that we would not be deemed by the authority as a critical information infrastructure operator or carrying out data processing activities that affect or may affect national security, which may subject us to order of clearance of cybersecurity review or other specific actions. We face uncertainties as to whether these additional procedures can be completed by us timely, or at all, which may subject us to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, and materially and adversely affect our business and results of operations. In addition, we may be subject to heightened regulatory scrutiny from PRC governmental authorities in the future. As there remains significant uncertainty in the interpretation and enforcement of the Data Security Law and the PIPL, we cannot assure you that we will comply with such regulations in all respects. Any non-compliance with these laws and regulations may subject us to fines, orders to rectify or terminate any actions that are deemed illegal by regulatory authorities, other penalties, including but not limited to removal of our apps in China market, as well as reputational damage or legal proceedings against us, which may affect our business, financial condition or results of operations.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the July 6 Opinion, to crack down on illegal activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our future offerings.

The M&A Rules adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our management’s assessment and our understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for our listing and trading of our securities on Nasdaq, given that our disposed-PRC subsidiary was incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners. As of the date of this registration statement, we do not have any equity interest in any corporations incorporated in mainland China or have any contractual arrangements with any corporations incorporated in mainland China. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, which will come into effect on March 31, 2023. As a supplement to the Overseas Listing Trial Measures, on February 24, 2023, the CSRC, together with other authorities, jointly revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, collectively with the Overseas Listing Trial Measures, the Overseas Listing Regulations, which will come into effect on March 31, 2023. The Overseas Listing Regulations set out new filing requirements, report obligations and guidance for confidentiality and achieves administration with the CSRC for PRC domestic companies seeking direct or indirect listings and offerings in overseas markets. An overseas listing will constitute an “indirect listing” where the issuer meets both of the following conditions: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets for the most recent accounting year is accounted for by its PRC subsidiaries; and (ii) main parts of the business activities are conducted within mainland China, or main place of business are located in mainland China, or a majority of the senior managers in charge of business operation and management are Chinese citizens or domiciled in mainland China. Based on our management’s assessment, we do not believe we will be subject to the filing and reporting requirement under the Overseas Listing Regulations since our business activities and management team do not meet either of the conditions. However, as the Overseas Listing Regulations were recently released and their interpretation and implementation remain uncertain.

If it is determined that any CSRC approval, filing, cybersecurity review or other governmental authorization is required for our previous and future offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies for failure to do so. These sanctions may include fines and penalties on operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from previous or future offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our future offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. And if our subsidiaries or the holding company were denied permission from PRC authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

As of the date of this registration statement, we have not received any inquiry or notice or any objection to any of our previous offerings from the CSRC, the CAC or any other PRC authorities that have jurisdiction over our operations in mainland China and Hong Kong. However, given the current regulatory environment in the PRC, there remain uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly with little advance notice subject to any future actions of the PRC authorities. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

 Risks Related to our ADSs and our Securities

The price of our ADSs may be volatile.

The price of our ADSs may due to a variety of factors, including but not limited to:

●	actual or anticipated fluctuations in our semi-annual and annual results and those of other public companies in the industry;

●	changes in government regulation;

●	mergers and strategic alliances in the financial services industry;

●	market prices and conditions in the financial services market;

●	announcements concerning us or our competitors; and

●	the general state of the securities markets.

These market and industry factors may materially reduce the market price of our ADSs, regardless of our operating performance. Volatility in the price of our ADSs may increase volatility in the price of our warrants.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our ADSs.

It is currently expected that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Market price of our ADSs may decline if our actual results do not match the projections of these securities research analysts.

Similarly, if one or more of the analysts who write reports on us downgrades our ADSs or publishes inaccurate or unfavorable research about our business, price of our ADSs could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our ADSs price or trading volume could decline. While it is expected that research analyst coverage, if no analysts commence coverage of us, the trading price and volume for our ADSs could be adversely affected.

We may issue additional Class A Ordinary Shares or other equity securities, from time to time, without your approval, which would dilute your ownership interests and may depress the market price of our ADSs.

We may issue additional Class A Ordinary Shares or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or our equity incentive plan, without shareholder approval, in a number of circumstances.

Our issuance of additional Class A Ordinary Shares or other equity securities of equal or senior rank would have the following effects:

●	our existing shareholders’ proportionate ownership interest and your holdings of ADSs in us will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding ordinary shares may be diminished; and

●	the market price of our ADSs may decline.

Holders of our ADSs may not have the same voting rights as our registered shareholders and might not receive voting materials in time to be able to exercise their right to vote.

Except as described in this annual report and in the deposit agreement, holders of our ADSs will not be able to exercise voting rights attaching to the underlying Class A Ordinary Shares evidenced by the ADSs on an individual basis. Under the deposit agreement, holders of ADSs must vote by giving voting instructions to the depositary, including instructions to give a discretionary proxy to a person designated by us. Upon receipt of such holder’s voting instructions, the depositary will vote the underlying Class A Ordinary Shares in accordance with these instructions. ADSs holders will not be able to directly exercise their right to vote with respect to the underlying Class A Ordinary Shares unless they withdraw the underlying Class A Ordinary Shares. Holders of ADSs may not receive voting materials in time to instruct the depositary to vote, and it is possible that holders of ADSs, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise their right to vote.

The voting rights ADSs holders are limited by the terms of the deposit agreement, and ADSs holders may not be able to exercise rights to direct how the Class A Ordinary Shares represented by ADSs are voted.

A holder of our ADSs may only exercise the voting rights with respect to the underlying Class A Ordinary Shares in accordance with the provisions of the deposit agreement. Upon receipt of voting instructions of a holder of ADSs in the manner set forth in the deposit agreement, the depositary will endeavor to vote the underlying Class A Ordinary Shares in accordance with these instructions. When a general meeting is convened, holders of ADSs may not receive sufficient notice of a shareholders’ meeting to permit them to withdraw the Class A Ordinary Shares underlying the ADSs to allow them to cast their votes with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to ADSs holders in a timely manner, but we cannot assure such holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their shares. Furthermore, the depositary will not vote on any matter for which voting is conducted on a show of hands basis in accordance with our Amended and Restated Memorandum and Articles of Association and will not have an obligation to demand voting on a poll basis. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast, or for the effect of any such vote. As a result, holders of ADSs may not be able to exercise their right to vote and may lack recourse if their equity shares are not voted as requested.

We and the depository are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, and we may terminate the deposit agreement, without the prior consent of the ADS holders.

We and the depository are entitled to amend the deposit agreement and to change the rights of the ADS holders under the terms of such agreement, without the prior consent of the ADS holders. We and the depositary may agree to amend the deposit agreement in any way we decide is necessary or advantageous to us. Amendments may reflect, among other things, operational changes in the ADS program, legal developments affecting ADSs or changes in the terms of our business relationship with the depositary. In the event that the terms of an amendment are disadvantageous to ADS holders, ADS holders will only receive 30 days’ advance notice of the amendment, and no prior consent of the ADS holders is required under the deposit agreement. Furthermore, we may decide to terminate the ADS facility at any time for any reason. For example, terminations may occur when we decide to list our ordinary shares on a non-U.S. securities exchange and determine not to continue to sponsor an ADS facility or when we become the subject of a takeover or a going-private transaction. If the ADS facility will terminate, ADS holders will receive at least 90 days’ prior notice, but no prior consent is required from them. Under the circumstances that we decide to make an amendment to the deposit agreement that is disadvantageous to ADS holders or terminate the deposit agreement, the ADS holders may choose to sell their ADSs or surrender their ADSs and become direct holders of the underlying Class A Ordinary Shares, but will have no right to any compensation whatsoever.

ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our Class A Ordinary Shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim that they may have against us or the depositary arising out of or relating to our ordinary shares, our ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and our ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or our ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

An ADSs holder’s right to participate in any future rights offerings may be limited, which may cause dilution to such holder’s holdings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to ADSs holders in the United States unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. In addition, the deposit agreement provides that the depositary will not make rights available to ADSs holders unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, ADS holders may be unable to participate in our rights offerings and may experience dilution in their holdings. In addition, if the depositary is unable to sell rights that are not exercised or not distributed, or if the sale is not lawful or reasonably practicable, it will allow the rights to lapse, in which case ADSs holders will receive no value for these rights.

ADSs holders may be subject to limitations on transfer of their ADSs.

ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems necessary in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement.

ADSs holders might not receive distributions on our equity shares, or any value for them at all, if it is unlawful or impracticable for us to make them available to such holders.

The depositary of the ADSs has agreed to pay ADSs holders the cash dividends or other distributions it or the custodian for the ADSs receives on our Class A Ordinary Shares or other deposited securities after deducting its fees and expenses in accordance with the deposit agreement. ADSs holders will receive these distributions in proportion to the number of the underlying Class A Ordinary Shares that their ADSs represent. However, the depositary is not responsible if it is unlawful or impracticable to make a distribution available to any ADSs holders. For example, it would be unlawful to make a distribution to a ADSs holder if it consists of securities that require registration under the Securities Act but such securities are not properly registered or distributed pursuant to an applicable exemption from registration. The depositary is not responsible for making a distribution available to any ADSs holders if any government approval or registration is required for such distribution. We have no obligation to take any other action to permit the distribution of our ADSs, equity shares, rights or anything else to ADSs holders. This means that holders of our ADSs might not receive the distributions that we make on our Class A Ordinary Shares or any value for them at all if it is unlawful or impracticable for us to make them available to ADS holders.

The Warrants are speculative in nature and holders of our Warrants will not have any rights of common shareholders until such Warrants are exercised.

The Warrants do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price.

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to you in the United States unless we register the rights and the securities to which the rights relate under the Securities Act of 1933, as amended, or the Securities Act, or an exemption from the registration requirements is available. Also, under the deposit agreement, the depositary will not make rights available to you unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act, or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. The depositary may, but is not required to, sell such undistributed rights to third parties in this situation. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.

We may or may not pay cash dividends in the foreseeable future.

Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, applicable law, regulations, restrictions, our results of operations, financial condition, cash requirements, contractual restrictions, our future projects and plans and other factors that the board of directors may deem relevant. In addition, our ability to pay dividends depends significantly on the extent to which we receive dividends from Lion and there can be no assurance that Lion will pay dividends. As a result, capital appreciation, if any, of our ADSs will be an investor’s sole source of gain for the foreseeable future.

We are a Cayman Islands exempted company and, because judicial precedent regarding the rights of shareholders is different under Cayman Islands law than under U.S. law, you could have less protection of your shareholder rights than you would under U.S. law.

Our corporate affairs is governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by non-controlling shareholders and the fiduciary responsibilities of our directors to us law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. Your rights as a shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws from the United States and may provide significantly less protection to investors.

The courts of the Cayman Islands may not (i)  recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State and (ii) in original actions brought in the Cayman Islands, impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. Subject to the foregoing, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (The courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

It may be difficult to enforce U.S. judgments against us.

Currently, one director is based in mainland China, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts in China would recognize or enforce judgments of U.S. courts obtained against these directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against these directors and officers. It is uncertain (i) whether and on what basis a PRC court would enforce judgment rendered by a court in the United States based upon the civil liability provisions of U.S. federal securities laws; and (ii) whether an investor will be able to bring an original action in a PRC court based on U.S. federal securities laws. As such, you may not be able to or may experience difficulties or incur additional costs in order to enforce judgments obtained in U.S. courts based upon the civil liability provisions of U.S. federal securities laws in mainland China or bring original actions in mainland China based on U.S. federal securities laws.

Currently, six of the directors    are based in Hong Kong. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Provisions in our Amended and Restated Memorandum and Articles of Association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our securities and could entrench management.

Our currently effective Amended and Restated Memorandum and Articles of Association contain provisions that may discourage unsolicited takeover proposals that our shareholders may consider to be in their best interests. Among other provisions, the ability of our board of directors to issue preferred shares with preferences and voting rights determined by the board without shareholder approval may make it more difficult for our shareholders to remove incumbent management and accordingly discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Moreover, our board of directors is divided into two classes, namely Class I and Class II. Class I consist of four directors, and Class II consist of four directors. Furthermore, our ordinary shares consist of Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B Ordinary Shares will be entitled to ten thousand votes per share. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale of Class B Ordinary Shares by a holder thereof to any person other than an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares. Due to the disparate voting powers associated with our dual-class share structure, as of the date of this registration statement, the Class B Ordinary Shares constitute 0.82%  of our total issued and outstanding share capital, and 98.8% of the aggregate voting power of and total issued and outstanding share capital.

Other anti-takeover provisions in our Amended and Restated Memorandum and Articles of Association include the indemnification of our officers and directors, the requirement that directors may only be removed from our board of directors for cause and the requirement for a special resolution to amend provisions therein that affect shareholder rights. These provisions could also make it difficult for our shareholders to take certain actions and limit the price investors might be willing to pay for our securities.

As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

As a “foreign private issuer” under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. We are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.

In addition, as a “foreign private issuer”, we are permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its Annual Reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. We currently intend to follow some, but not all of the corporate governance requirements of Nasdaq. With respect to the corporate governance requirements we do follow, we cannot make any assurances that we will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow us to follow our home country practice. Unlike the requirements of Nasdaq, we are not required to, under the corporate governance practice and requirements in the Cayman Islands, have our board consisting of a majority of independent directors, nor are we required to have a compensation committee or a nomination or corporate governance committee consisting entirely of independent directors, or have regularly executive sessions with only independent directors each year. Such Cayman Islands home country practices may afford less protection to holders of our securities. For additional information regarding the home country practices we follow in lieu of Nasdaq requirements, see “Corporate Governance Practices”.

We will lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements and our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

We are an “emerging growth company,” and any decision to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We expect to remain an “emerging growth company” until December 31, 2024. As an emerging growth company, we are not required to comply with, among other things, the auditor attestation requirements of the Sarbanes-Oxley Act. Further, the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt-out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt-out is irrevocable. We have elected not to opt-out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, may not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with other public companies difficult or impossible because of the potential differences in accountant standards used. Investors may find our securities less attractive because we rely on these provisions. If investors find our securities less attractive as a result, there may be a less active trading market for our securities and prices of the securities may be more volatile.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our securities.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. Any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that may require prospective or retroactive changes in our financial statements or identify other areas for further attention or improvement. In addition, for as long as we are an “emerging growth company,” our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to restatements of our financial statements and require us to incur the expense of remediation. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

The Public Company Accounting Oversight Board (“PCAOB”) inspection of our independent accounting firm could lead to findings in our auditors’ reports and challenge the accuracy of our published audited consolidated financial statements.

Auditors of U.S. public companies are required by law to undergo periodic PCAOB inspections that assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. These PCAOB inspections could result in findings in our auditors’ quality control procedures, question the validity of the auditor’s reports on our published consolidated financial statements and cast doubt upon the accuracy of our published audited financial statements.

We are a “controlled company” within the meaning of Nasdaq Stock Market LLC listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

As of the date of this registration statement, Chunning Wang, our chairman of the board and chief executive officer holds approximately 82% of our voting power total issued and outstanding share capital. As a result, we are considered as a “controlled company” within the meaning of the Nasdaq Stock Market LLC listing rules. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and will be permitted to elect to not comply with certain corporate governance requirements, including the requirement that a majority of the board of directors consist of independent directors, the requirement that the nominating and corporate governance committee is composed entirely of independent directors, and the requirement that the compensation committee is composed entirely of independent directors. We currently do not intend to rely on exemptions available to us.

Our controlling shareholders have substantial influence over and our interests may not be aligned with the interests of our other shareholders.

As of December 31, 2024, our chairman of the board and chief executive officer holds a total of 53,887,845 Class B Ordinary Shares and a total of 100,000 Class A Ordinary Shares, representing approximately 82% of our voting power total issued and outstanding share capital. Chunning Wang has substantial influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors, declaration of dividends and other significant corporate actions. As the controlling shareholders, Chunning Wang may take actions that are not in the best interests of our other shareholders. These actions may be taken in many cases even if they are opposed by our other shareholders. In addition, this concentration of ownership may discourage, delay or prevent a change in control which could deprive you of an opportunity to receive a premium for your securities as part of a sale of our company.

Our ADSs and warrants may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act (as amended by the Accelerating Holding Foreign Companies Accountable Act) if the PCAOB were unable to fully inspect the company’s auditor.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into U.S. law on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China, and (ii) Hong Kong.

On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the HFCA Act. On December 23, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 23, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled the Consolidated Appropriations Act, was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two. Whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed, without having to wait another year to reassess its determinations. In the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the determination so that we are subject to the HFCA Act, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCA Act.

Lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the accounting firms headquartered in mainland China or Hong Kong. As a result, investors in companies using such auditors may be deprived of the benefits of such PCAOB inspections. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether this new framework will be fully complied with. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

GGF CPA LTD and HTL International, LLC are not included in the list of determinations announced by the PCAOB on December 21, 2021 in their HFCA Act Determination Report under PCAOB Rule 6100. If notwithstanding this new framework, the PCAOB was unable to fully inspect GGF CPA LTD or HTL International, LLC (or any other auditor of the Company) in the future, or if PRC or American authorities further regulate auditing work of Chinese or Hong Kong companies listed on the U.S. stock exchanges in a manner that would restrict GGF CPA LTD or HTL International, LLC (or any future auditor of the Company) from performing work in Hong Kong, the Company may be required to change its auditor. Furthermore, there can be no assurance that the SEC, Nasdaq, or other regulatory authorities would not apply additional and more stringent criteria to the Company in connection with audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of the Company’s financial statements. The failure to comply with the requirement in the HFCA Act, as amended by the AHFCA Act, that the PCAOB be permitted to inspect the issuer’s public accounting firm within two years, would subject us to consequences including the delisting of our Company in the future if the PCAOB is unable to inspect the Company’s accounting firm (whether GGF CPA LTD, HTL International, LLC or another firm) at such future time.

Our current auditor, GGF CPA LTD (“GGF”), (fka Guangzhou Good Faith CPA LTD), the independent registered public accounting firm that issues the audit report included in this annual report on Form 20-F, as a firm registered with the PCAOB (PCAOB ID:2729), is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. GGF, whose audit report is included in this report, is headquartered in Guangzhou, China. While our auditor is based in the PRC and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act, if needed.

Risks Related to Our Cryptocurrency Strategy and Holdings

A significant decrease in the market value of our HYPE, SOL, and SUI holdings could adversely affect our ability to satisfy our financial obligations.

As of December 31, 2024, our outstanding indebtedness was $4.4 million. As part of our cryptocurrency strategy, we expect to incur or continue to incur additional indebtedness and other fixed charges. For the year ended December 31, 2024, our operating business did not generate positive cash flow from operations. If our operating business does not generate cash flow in future periods sufficient to satisfy our financial obligations, including our debt and cash dividend obligations, we intend to fund our obligations using cash flow generated by equity or debt financings. Our ability to obtain equity or debt financing may in turn depend on, among other factors, the value of our cryptocurrency holdings, including Hyperliquid (“HYPE”), Solana (“SOL”), and Sui (“SUI”), investor sentiment and the general public perception of HYPE, SOL, and SUI, our strategy and our value proposition. Accordingly, a significant decline in the market value of our HYPE, SOL, and SUI holdings or a negative shift in these other factors may create liquidity and credit risks, as such a decline or such shifts may adversely impact our ability to secure sufficient equity or debt financing to satisfy our financial obligations, including our debt and cash dividend obligations. These risks could materialize at times when HYPE, SOL, and SUI are trading below its carrying value on our most recent balance sheet or our cost basis. As HYPE, SOL, and SUI constitute the vast bulk of assets on our balance sheet, if we are unable to secure equity or debt financing in a timely manner, on favorable terms, or at all, we may be required to sell HYPE, SOL, and SUI to satisfy these obligations. Any such sale of HYPE, SOL, and SUI may have a material adverse effect on our operating results and financial condition, and could impair our ability to secure additional equity or debt financing in the future. Our inability to secure additional equity or debt financing in a timely manner, on favorable terms or at all, or to sell our HYPE, SOL, and SUI in amounts and at prices sufficient to satisfy our financial obligations, including our debt service and cash dividend obligations, could cause us to default under such obligations. Any default on our current or future indebtedness or preferred stock may have a material adverse effect on our financial condition.

Our token acquisition plan is subject to fluctuations in HYPE, SOL, and SUI prices, regulatory changes, delays in Facility closings, and broader economic factors.

Our token acquisition plan is subject to a variety of risks that may materially affect our ability to execute purchases, conversions, and strategic reallocations. The cryptocurrency market is inherently volatile, and HYPE, SOL, and SUI prices may fluctuate significantly due to shifts in investor sentiment, liquidity constraints, technological developments, and broader macroeconomic conditions. These fluctuations can impair our ability to acquire HYPE, SOL, and SUI tokens at favorable valuations or realize anticipated returns. In addition, the regulatory environment surrounding digital assets remains uncertain and continues to evolve. Actions by regulatory authorities, including the potential classification of certain tokens as securities by the SEC, could impose new compliance requirements, restrict trading activities, or limit access to specific markets, thereby increasing legal and operational costs and potentially delaying or preventing planned acquisitions. Our strategy also depends on timely access to capital through the Facility, any delays in closings or disruptions in funding availability may constrain our ability to act on market opportunities. Adverse macroeconomic developments, including inflationary pressures, interest rate changes, geopolitical instability, or tightening credit markets, may reduce investor appetite for digital assets and limit our financing options. If we are unable to access sufficient capital under the Facility or if token markets experience sustained downturns, we may be required to scale back acquisitions, delay conversions, or pivot to alternative assets. Such adjustments could negatively impact our growth trajectory, strategic objectives, and overall financial condition.

Our staking program is subject to operational, market, and regulatory risks

Our staking program is subject to a range of operational, market, and regulatory risks that may adversely affect its performance and contribution to our financial results. Staking reward rates are inherently variable and may fluctuate due to protocol-level adjustments, validator competition, network participation dynamics, and broader market conditions. As a result, actual returns from staking may differ materially from projections and may decline without notice. Staking also involves technical and procedural risks, including the possibility of slashing events. Slashing occurs when validators fail to comply with network rules or engage in behavior deemed malicious or negligent, potentially resulting in the partial or total forfeiture of staked assets. Such events could lead to direct financial losses and reputational harm. Additionally, network congestion, latency, or other performance issues may disrupt staking operations, delay reward distributions, or increase transaction costs.

Regulatory developments represent a further source of uncertainty. Jurisdictions globally are actively evaluating the legal and tax treatment of staking activities. Should staking rewards be classified as securities or become subject to new tax regimes, we may face increased compliance obligations, reporting requirements, or tax liabilities. These changes could materially reduce the net economic benefit of staking and may necessitate adjustments to our operational structure or strategic approach.

Collectively, these risks may result in reduced staking yields, loss of staked assets, increased costs, or diminished program viability, any of which could negatively impact our financial condition, operating results, and strategic flexibility.

Our hedging strategy may not fully offset losses in extreme market conditions

While we have a hedging strategy to mitigate against exposure to HYPE, SOL, and SUI, such strategies may not fully offset losses in extreme market scenarios including a rapidly deteriorating market. Our hedging strategy involve the use of derivatives like futures and options on regulated exchanges to establish protective puts or collars, targeting 20-30% coverage of holdings.

In periods of heightened volatility, illiquidity, or systemic disruption, the effectiveness of our hedging instruments may be compromised. Derivative markets for cryptocurrency remain relatively nascent and may lack the depth, transparency, or regulatory oversight found in traditional financial markets. As a result, we may encounter pricing inefficiencies, execution delays, or counterparty risks that diminish the protective value of our hedging positions.

In addition, hedging strategies are subject to basis risk, where the possibility that the performance of the hedge does not precisely correlate with the underlying asset. In the case of HYPE, SOL, and SUI, market idiosyncrasies, protocol-specific developments, or unexpected regulatory actions may cause divergence between the hedged exposure and the actual market movement, resulting in residual losses.

While our hedging strategy is intended to reduce exposure to adverse price movements, it cannot eliminate risk entirely. In extreme scenarios, including sharp market corrections, liquidity crises, or regulatory shocks, our hedging strategies may prove insufficient, leading to material losses that could adversely affect our financial condition, operating results, and strategic flexibility.

Our cryptocurrency reserve strategy exposes us to various risks, including risks associated with HYPE, SOL, and SUI.

Our cryptocurrency strategy exposes us to various risks, including the following:

HYPE, SOL, and SUI are a highly volatile asset. The trading price of HYPE, SOL, and SUI significantly decreased during prior periods, and such declines may occur again in the future.

HYPE, SOL, and SUI do not pay interest or dividends. HYPE, SOL, and SUI do not pay interest or other returns and we can only generate cash from our HYPE, SOL, and SUI holdings if we sell our HYPE, SOL, and SUI or implement strategies to create income streams or otherwise generate cash by using our HYPE, SOL, and SUI holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our HYPE, SOL, and SUI holdings, and any such strategies may subject us to additional risks.

Our HYPE, SOL, and SUI holdings will significantly impact our financial results and the market price of our listed securities. Our HYPE, SOL, and SUI holdings are expected to significantly affect our financial results and if we continue to increase our overall holdings of HYPE, SOL, and SUI in the future, they will have an even greater impact on our financial results and the market price of our listed securities.

Our assets are concentrated in HYPE, SOL, and SUI. The vast majority of our assets are concentrated in our HYPE, SOL, and SUI holdings. The concentration of our assets in HYPE, SOL, and SUI limits our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets.

We purchase HYPE, SOL, and SUI using primarily proceeds from equity and debt financings. Our ability to achieve the objectives of our HYPE, SOL, and SUI strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our HYPE, SOL, and SUI strategy.

Our cryptocurrency reserve strategy has not been tested over an extended period of time or under different market conditions. We are continually examining the risks and rewards of our strategy to acquire and hold HYPE, SOL, and SUI. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe HYPE, SOL, and SUI, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of HYPE, SOL, and SUI declined in recent periods during which the inflation rate increased. If HYPE, SOL, and SUI prices were to decrease or our HYPE, SOL, and SUI strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

We are subject to counterparty risks, including in particular risks relating to our custodians. Although we have implemented various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the HYPE, SOL, and SUI we own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held HYPE, SOL, and SUI is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held HYPE, SOL, and SUI were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such HYPE, SOL, and SUI, or delaying or hindering our access to our HYPE, SOL, and SUI holdings, and this may ultimately result in the loss of the value related to some or all of such HYPE, SOL, and SUI, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of HYPE, SOL, and SUI. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our HYPE, SOL, and SUI, nor have such events adversely impacted our access to our HYPE, SOL, and SUI, they have, in the short-term, likely negatively impacted the adoption rate and use of HYPE, SOL, and SUI. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of HYPE, SOL, and SUI, limit the availability to us of financing collateralized by HYPE, SOL, and SUI, or create or expose additional counterparty risks. Changes in the accounting treatment of our HYPE, SOL, and SUI holdings could have significant accounting impacts, including increasing the volatility of our results.

We are exposed to risks related to HYPE and the Hyperliquid Blockchain

We are subject to risks associated with our holdings of HYPE tokens and exposure to the Hyperliquid blockchain. The Hyperliquid network presents potential centralization risks, as approximately 78% of the HYPE token supply is held by early stakeholders and members of the founding team. This concentration may enable coordinated actions that influence governance outcomes, token pricing, or protocol upgrades, which could materially impact the value of our HYPE holdings, currently valued at approximately $7.09 million and representing 58.8% of our digital asset treasury.

In addition, Hyperliquid’s decentralized exchange infrastructure relies on a high-speed order book architecture that remains largely untested under extreme market conditions. In the event of elevated trading volumes—such as those exceeding 570.5 million daily transactions—network congestion or outages may occur, potentially disrupting staking rewards (currently estimated at 2.25% to 2.37% annualized) and transaction processing. These disruptions could adversely affect our staked HYPE position, which comprises approximately 95% of our total HYPE holdings.

As a recently launched blockchain, Hyperliquid may be subject to evolving regulatory scrutiny, particularly with respect to its perpetual futures offerings. Any determination by regulatory authorities that HYPE constitutes a security, or any imposition of trading restrictions, could negatively affect the liquidity of HYPE and impair our ability to monetize or convert our holdings.

We are exposed to risks related to SOL and the Solana Blockchain

We are subject to risks associated with our holdings of SOL tokens and exposure to the Solana blockchain. Solana has experienced multiple network outages, including in September 2021 and January 2022, attributable to its high-throughput architecture. While recent upgrades such as Fire Dancer aim to improve reliability, any future downtime could interrupt staking operations and transaction processing, adversely affecting our SOL holdings, which total approximately $1.46 million, with 80% currently staked and earning annualized rewards of 5% to 7%.

In addition, the rapid expansion of decentralized applications (dApps) within the Solana ecosystem increases the likelihood of smart contract vulnerabilities, which could result in exploits or bugs affecting associated DeFi platforms. Such events may indirectly impair the value of our SOL holdings through ecosystem-wide disruptions.

Solana’s inflationary tokenomics—currently estimated at approximately 8% annually, with a declining trajectory—may contribute to long-term value dilution. This inflation could negatively impact the sustainability of our staking strategy and the broader stability of Solana’s market capitalization, currently estimated at approximately $110 billion.

We are exposed to risks related to SUI and the Sui Blockchain

We are subject to risks associated with our holdings of SUI tokens and exposure to the Sui blockchain. As a recently launched Layer 1 protocol that debuted in May 2023, Sui blockchain remains in early-stage development, and its Move-based architecture has yet to be proven at scale. Technical challenges or delays in protocol upgrades could impair transaction throughput and network reliability, adversely affecting our staking operations and the value of our SUI holdings, which total approximately $3.50 million, with 75% currently staked and earning annualized rewards of 2.1% to 5%.

The Sui ecosystem has also experienced security vulnerabilities, including the Cetus exploit in 2023. Future attacks or validator failures could result in slashing penalties or compromise staked assets, particularly given the network’s reliance on validator performance within a 10 billion token maximum supply framework.

In addition, Sui faces competitive pressure from more established Layer 1 blockchains such as Solana and Ethereum. Slower adoption or reduced developer and user engagement may negatively impact SUI demand, potentially eroding its market capitalization, currently estimated at approximately $11.45 billion, and diminishing the value of our treasury allocation.

HYPE, SOL, and SUI are highly volatile assets, and fluctuations in the price of HYPE, SOL, and SUI have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities.

HYPE, SOL, and SUI are highly volatile assets, and have demonstrated volatility over the past three years. HYPE was launched in November 2024 at an initial price of $7.56 and rose sharply to a high of $57.30 by September 2025, representing a gain of over 650%. However, during early 2025, it experienced interim lows near $12.40. SOL declined to a low of $9.38 in December 2022 before surging to a peak of $294.87 in January 2022, demonstrating an increase of more than 3,000%, with annualized volatility exceeding 130% during this period. SUI, introduced in June 2023 at $0.94, fell to $0.37 by October 2023 before rebounding to $5.35 in January 2025, marking a gain of over 470% from its lowest point. These fluctuations were driven by macroeconomic conditions, token unlock events, speculative trading behavior, and liquidity constraints.Fluctuations in the price of HYPE, SOL, and SUI have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities.

Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of HYPE, SOL, and SUI decreased substantially, including as a result of:

●	decreased user and investor confidence in cryptocurrency, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of HYPE, SOL, and SUI by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of HYPE, SOL, and SUI associated with significant hacks, seizures, or forfeitures; and (iii) actual or perceived manipulation of the spot or derivative markets for HYPE, SOL, and SUI or spot crypto exchange-traded products (“ETPs”);

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, HYPE, SOL, and SUI or the broader digital assets industry, for example, (i) public perception that cryptocurrency can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the HYPE, SOL, and SUI ecosystem, including the SEC’s enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of HYPE, SOL, and SUI and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the cryptocurrency mining process;

●	changes in consumer preferences and the perceived value or prospects of HYPE, SOL, and SUI;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for HYPE, SOL, and SUI purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of HYPE, SOL, and SUI or adversely affect investor confidence in digital assets generally;

●	developments relating to the HYPE, SOL, and SUI protocol, including (i) changes to the HYPE, SOL, and SUI protocol that impact its security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the HYPE, SOL, and SUI blockchain, changes to the maximum number of HYPE, SOL, and SUI outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the HYPE, SOL, and SUI protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the HYPE, SOL, and SUI protocol that introduce software bugs, security risks or other elements that adversely affect HYPE, SOL, and SUI;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for HYPE, SOL, and SUI, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action and has since resulted in Binance discontinuing all fiat deposits and withdrawals in the U.S.;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of HYPE, SOL, and SUI, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the HYPE, SOL, and SUI blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of the Israel-Hamas conflict to other countries in the Middle East.

HYPE, SOL, and SUI and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty

HYPE, SOL, and SUI and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of HYPE, SOL, and SUI or the ability of individuals or institutions such as us to own or transfer HYPE, SOL, and SUI.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of HYPE, SOL, and SUI or the ability of individuals or institutions such as us to own or transfer HYPE, SOL, and SUI. For example, within the past several years:

●	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries;

●	the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like HYPE, SOL, and SUI;

●	in June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;

●	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets”; and

●	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and HYPE, SOL, and SUI specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of HYPE, SOL, and SUI, as well as our ability to hold or transact in HYPE, SOL, and SUI, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in a HYPE, SOL, and SUI strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of HYPE, SOL, and SUI in particular, may also impact the price of HYPE, SOL, and SUI and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of HYPE, SOL, and SUI may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to HYPE, SOL, and SUI, institutional demand for HYPE, SOL, and SUI as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for HYPE, SOL, and SUI as a store of value or means of payment, and the availability and popularity of alternatives to HYPE, SOL, and SUI. Even if growth in HYPE, SOL, and SUI adoption occurs in the near or medium-term, there is no assurance that HYPE, SOL, and SUI usage will continue to grow over the long-term.

Because HYPE, SOL, and SUI have no physical existence beyond the record of transactions on the blockchain, a variety of technical factors related to the blockchain could also impact the price of HYPE, SOL, and SUI. The liquidity of HYPE, SOL, and SUI may also be reduced and damage to the public perception of HYPE, SOL, and SUI may occur, if financial institutions were to deny or limit banking services to businesses that hold HYPE, SOL, and SUI, provide HYPE, SOL, and SUI-related services or accept HYPE, SOL, and SUI as payment, which could also decrease the price of HYPE, SOL, and SUI. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for bitcoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of HYPE, SOL, and SUI may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for HYPE, SOL, and SUI and other digital assets.

Our HYPE, SOL, and SUI strategy subjects us to enhanced regulatory oversight.

As noted above, several spot HYPE, SOL, and SUI ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our HYPE, SOL, and SUI through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our HYPE, SOL, and SUI from bad actors that have used HYPE, SOL, and SUI to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in HYPE, SOL, and SUI by us may be restricted or prohibited.

We may incur indebtedness or enter into other financial instruments in the future that may be collateralized by our HYPE, SOL, and SUI holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our HYPE, SOL, and SUI holdings. These types of HYPE, SOL, and SUI-related transactions are the subject of enhanced regulatory oversight. These and any other HYPE, SOL, and SUI-related transactions we may enter into, beyond simply acquiring and holding HYPE, SOL, and SUI, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. While the financial and regulatory fallout from FTX’s collapse did not directly impact our business, financial condition or corporate assets, the FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting HYPE, SOL, and SUI, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in HYPE, SOL, and SUI.

Due to the unregulated nature and lack of transparency surrounding the operations of many HYPE, SOL, and SUI trading venues, HYPE, SOL, and SUI trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in HYPE, SOL, and SUI trading venues and adversely affect the value of our HYPE, SOL, and SUI.

HYPE, SOL, and SUI trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many HYPE, SOL, and SUI trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in HYPE, SOL, and SUI trading venues, including prominent exchanges that handle a significant volume of HYPE, SOL, and SUI trading and/or are subject to regulatory oversight, in the event one or more HYPE, SOL, and SUI trading venues cease or pause for a prolonged period the trading of HYPE, SOL, and SUI or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023 complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived wash trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin. Negative perception, a lack of stability in the broader cryptocurrency markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in HYPE, SOL, and SUI and the broader cryptocurrency ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. As the price of our listed securities is affected by the value of our HYPE, SOL, and SUI holdings, the failure of a major participant in the HYPE, SOL, and SUI ecosystem could have a material adverse effect on the market price of our listed securities.

The concentration of our HYPE, SOL, and SUI holdings enhances the risks inherent in our cryptocurrency strategy.

As of July 23, 2025, we held approximately 128,929 tokens of HYPE, 6,629 tokens of SOL, and 1,015,680 tokens of SUI that were acquired at an aggregate purchase price of $9.62 million and we intend to purchase additional HYPE, SOL, and SUI and increase our overall holdings of HYPE, SOL, and SUI in the future. The concentration of our HYPE, SOL, and SUI holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our HYPE, SOL, and SUI strategy. The price of bitcoin experienced a significant decline in 2022, and this had, and any future significant declines in the price of HYPE, SOL, and SUI would have, a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of HYPE, SOL, and SUI and adversely affect our business.

As a result of our HYPE, SOL, and SUI strategy, our assets are concentrated in our HYPE, SOL, and SUI holdings. Accordingly, the emergence or growth of digital assets other than HYPE, SOL, and SUI may have a material adverse effect on our financial condition. As of December 31, 2024, bitcoin was the largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network.

Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of December 31, 2024, two of the eight largest digital assets by market capitalization were U.S. dollar-pegged stablecoins.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

We face risks relating to the custody of our HYPE, SOL, and SUI, including the loss or destruction of private keys required to access our HYPE, SOL, and SUI and cyberattacks or other data loss relating to our HYPE, SOL, and SUI.

We hold our HYPE, SOL, and SUI with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our HYPE, SOL, and SUI among our custodians, and our HYPE, SOL, and SUI holdings may be concentrated with a single custodian from time to time. In light of the significant amount of HYPE, SOL, and SUI we hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our HYPE, SOL, and SUI as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our HYPE, SOL, and SUI, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our HYPE, SOL, and SUI, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Our use of custodians exposes us to the risk that the HYPE, SOL, and SUI our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such HYPE, SOL, and SUI. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our HYPE, SOL, and SUI.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of our listed securities.

Our assets are concentrated in our HYPE, SOL, and SUI holdings. A contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act of 1940, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our HYPE, SOL, and SUI strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.

In addition, if HYPE, SOL, and SUI are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of HYPE, SOL, and SUI and in turn adversely affect the market price of our listed securities.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our HYPE, SOL, and SUI strategy, our use of leverage, the manner in which our HYPE, SOL, and SUI is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our board of directors, no shareholder or regulatory approval would be necessary. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our HYPE, SOL, and SUI holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding HYPE, SOL, and SUI.

Our HYPE, SOL, and SUI strategy exposes us to risk of non-performance by counterparties.

Our HYPE, SOL, and SUI strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of HYPE, SOL, and SUI, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our HYPE, SOL, and SUI is custodian performance obligations under the various custody arrangements we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc., Binance Holdings Ltd., and Kraken, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not resulted in any loss or misappropriation of our HYPE, SOL, and SUI, nor have such events adversely impacted our access to our HYPE, SOL, and SUI, legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While all of our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held HYPE, SOL, and SUI will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our HYPE, SOL, and SUI holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our HYPE, SOL, and SUI, could have a material adverse effect on our business, prospects, financial condition, and operating results.

USE OF PROCEEDS

All of the securities offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDER

This prospectus relates to the offer and resale of up to 14,580,732,500 Class A ordinary shares in the form of 5,832,293 ADSs, each ADS representing two thousand five hundred (2,500) of our Class A ordinary shares, which we refer to as the “Resale ADSs.” The Resale ADSs are issuable upon the conversion of the Notes held by the Selling Securityholder.

Selling Securityholder Table

The Class A ordinary shares in the form of ADSs being offered by the Selling Securityholders are those issuable upon conversion of the Notes, which shall be deposited with the Depositary and issued as ADSs to the Selling Securityholder upon conversion of the Notes. For additional information regarding the issuance of the Notes, see “Certain Transactions and Relationships Between the Company and the Selling Securityholder” below. We are registering the resale by the Selling Securityholders of Class A ordinary shares in the form of ADSs hereunder in order to permit the deposit of such Class A ordinary shares with the Depositary, the issuance of ADSs with respect thereto, and the resale of such ADSs by the Selling Securityholders from time to time. Except for the ownership of the Notes issued pursuant to the Purchase Agreement, the Selling Securityholders have not had any material relationship with us within the past three years.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the Class A ordinary shares (including Class A ordinary shares in the form of ADSs, as applicable) held by each of the Selling Securityholder. The second column lists the number of Class A ordinary shares (including Class A ordinary shares in the form of ADSs, as applicable) beneficially owned by the Selling Securityholders, based on their respective ownership of Class A ordinary shares (including Class A ordinary shares in the form of ADSs, as applicable) and debentures, as of August 22, 2025, assuming conversion of the debentures held by the selling securityholder on that date but taking account of any limitations on conversion set forth therein.

The third column lists the Class A ordinary shares in the form of ADSs, being offered by this prospectus by the Selling Securityholder and does not take in account any limitations on conversion of the debentures set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Notes, this prospectus generally covers the resale of 100% of the maximum number of Class A ordinary shares issued or issuable pursuant to the Notes, including payment of interest on the debentures through the thirty-six (36) month anniversary of the issuance date of such Notes, determined as if the outstanding debentures (including interest on the debentures through the thirty-six (36) month anniversary of the issuance date of such debentures) were converted in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the $2.4348 fixed conversion price of the debentures calculated as of July 31, 2025. Because the conversion price and alternate conversion price of the debentures may be adjusted, the number of Class A ordinary shares that will actually be issued may be more or less than the number of Class A ordinary shares being offered by this prospectus. The fourth column assumes the sale of all of the Class A ordinary shares (whether in the form of ADSs or otherwise) offered by the Selling Securityholders pursuant to this prospectus.

Under the terms of the debentures, the selling securityholder may not convert the debentures to the extent (but only to the extent) the selling securityholder or any of its affiliates would beneficially own a number of shares of our Class A ordinary shares (including Class A ordinary shares in the form of ADSs, as applicable) which would exceed 4.99% of the outstanding Class A ordinary shares of the Company (the “Maximum Percentage”). The number of Class A ordinary shares in the second column reflects these limitations. The Selling Securityholders may sell all, some or none of their Class A ordinary shares in the form of ADSs in this offering. See “Plan of Distribution.”

Information concerning the Selling Securityholders may change over time. Any changed information will be set forth in amendments to the registration statement of which this prospectus forms a part or in supplements to this prospectus, if and when necessary or as otherwise required by law.

Name of Selling Shareholder	Number of Class A Ordinary Shares Owned Prior to Offering		Maximum Number of Class A Ordinary Shares to be Sold Pursuant to this Prospectus (1)		Number of Class A Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering (%)(3)
ATW Digital Asset Opportunities VI LLC (4)	284,264,897	(5)	14,580,732,500	(6)	40,000	0

(1)	Assumes the sale of all shares being offered pursuant to this prospectus.

(2)	Represents the amount of shares that will be held by the selling securityholder after completion of this offering based on the assumptions that (a) all Class A ordinary shares underlying the Notes registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other Class A ordinary shares are acquired or sold by the Selling Securityholder prior to completion of this offering. However, the Selling Securityholder is not obligated to sell all or any portion of Class A ordinary shares in the form of ADSs offered pursuant to this prospectus.

(3)	Applicable percentage ownership is based on 16,414,415,000 Class A ordinary shares outstanding as of November 11, 2025, and based on 30,995,147,500 Class A ordinary shares outstanding after the offering.

(4)	ATW Partners Opportunities Fund GP, LLC, the general partner to ATW Digital Asset Opportunities VI LLC, has discretionary authority to vote and dispose of the shares held by ATW Digital Asset Opportunities VI LLC and may be deemed to be the beneficial owner of these shares. Kerry Propper and Antonio Ruiz-Gimenez, each in their capacity as Managing Members of ATW Partners Opportunities Fund GP, LLC, may also be deemed to have investment discretion and voting power over the shares held by ATW Digital Asset Opportunities VI LLC ATW Partners Opportunities Fund GP, LLC, Mr. Propper and Mr. Ruiz-Gimenez each disclaim any beneficial ownership of these shares. The address of the Selling Securityholder is c/o ATW Partners Opportunities Management, LLC 17 State Street, Suite 2100, New York, NY 10004.

(5)	This column lists the number of shares of our Class A ordinary shares beneficially owned by each of ATW Digital Asset Opportunities VI LLC, ATW Opportunities Master Fund II LP, and ATW Opportunities Master Fund (collectively, the “Funds”) which entities are under common control, as of August 6, 2025 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of July 31, 2025, the Funds would beneficially own an aggregate number of 167,515,869,714 Class A ordinary shares, consisting of (A) 76,016,240,339 Class A ordinary shares beneficially owned by ATW Digital Asset Opportunities VI LLC, consisting of (i) 62,291,805,463 Class A ordinary shares underlying the June Note held by this selling securityholder convertible at a floor price of $0.6004 per ADS or $0.0002402 per share (the “June Note Floor Price”), all of which shares are being registered for resale under this prospectus and (ii) 13,724,434,876 Class A ordinary shares underlying the July Note held by this selling securityholder convertible at a floor price of $0.7432 per ADS or $0.0002973 per share (the “July Note Floor Price” and together with the June Note Floor Price, each a “Floor Price”), all of which shares are being registered for resale under this prospectus; (B) 38,256,870,803 Class A ordinary shares beneficially owned by ATW Opportunities Master Fund II LP, consisting of (i) 2,771,925,000 Class A ordinary shares underlying the Debenture, dated January 23, 2025, held by ATW Opportunities Master Fund II LP, convertible at a conversion price of $2.4348 per ADS or $0.0009739 per share, none of which shares are being registered for resale under this prospectus; (ii) 32,895,000 Class A ordinary shares underlying the Series H Warrants, none of which are being registered for resale under this prospectus; (iii) 22,125,000 Class A ordinary shares underlying the Series I Warrants, none of which are being registered for resale under this prospectus; (iv) 10,044,645,000 Class A ordinary shares underlying the Series J Warrants, none of which are being registered for resale under this prospectus; (v) 25,019,530,000 Class A ordinary shares underlying the Series K Warrants, none of which are being registered for resale under this prospectus; and (vi) 351,562,500 Class A ordinary shares underlying the Series L Warrants, none of which are being registered for resale under this prospectus; and (C) 53,242,758,572 Class A ordinary shares beneficially owned by ATW Opportunities Master Fund, consisting of (i) 4,375,000,000 Class A ordinary shares underlying the Series D Warrants, none of which are being registered for resale under this prospectus; (ii) 20,275,000,000 Class A ordinary shares underlying the Series E Warrants, none of which are being registered for resale under this prospectus; (iii) 25,000,000,000 Class A ordinary shares underlying the Series F Warrants, none of which are being registered for resale under this prospectus; (iv) 3,571,430,000 Class A ordinary shares underlying the Series G Warrants, none of which are being registered for resale under this prospectus; and (v) 40,000 Class A ordinary shares, none of which are being registered for resale under this prospectus.

(6)	For the purposes of the calculations of Class A ordinary shares in the form of ADSs to be sold pursuant to the prospectus we are assuming an event of default under the Notes has not occurred, that the Notes are converted in full at the applicable Floor Price without regard to any limitations set forth therein, and interest on the Notes has accrued through the third anniversary of their issuance and has been converted into ADSs at the applicable Floor Price.

Certain Transactions and Relationships Between the Company and the Selling Securityholder

The Resale ADSs include up to of $5,580,848 in aggregate value of American Depositary Shares representing Class A ordinary shares issuable upon the exercise of the Notes issued to Selling Securityholder in June 2025.

Pursuant to a Securities Purchase Agreement dated June 17, 2025 (“Purchase Agreement”) entered into between the Company and Selling Securityholder (the “Buyer”), subject to certain conditions contained therein, the Company may sell to the Buyer up to an aggregate of $600 million in newly issued senior secured convertible notes. The Purchase Agreement provides for an initial closing of $10,560,000 of Notes in the principal amount of $11,000,000, subject to customary closing conditions. Thereafter, upon 30 trading days after the initial closing and subject to certain conditions, the Company has the option to request the Buyer to purchase additional Notes (the “Company’s Option Closing”), and the Buyer has the option to cause the Company to sell additional Notes (the “Buyer’s Option Closing”), provided that the subsequent closings with respect to Company’s Option Closing and the Buyer’s Option Closing shall not exceed $589 million. The Company has agreed, subject to certain exceptions contained in the Purchase Agreement, to use 75% of the net proceeds from the sale of the Notes to purchase certain cryptocurrency (the “Tokens”) as set forth in the Purchase Agreement. The Notes will be convertible into ADSs issuable upon deposit of the Class A Ordinary Shares, at the option of the holder at the conversion price as set forth in the Notes. Interest is payable quarterly under the Notes at a rate of 8.0% per annum if paid by the Company in cash, or at a rate of 12.0% per annum if paid in ADSs by the Company’s election. The Notes will rank senior to all outstanding and future indebtedness of the Company and its subsidiaries (subject to certain exceptions contained in the Notes) and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect subsidiaries, including all of the capital stock of each of the subsidiaries and the cryptocurrency purchased with the proceeds of the Notes, as evidenced by a security agreement (“Security Agreement”). The Notes are due on the three-year anniversary of the date of issuance unless earlier converted or repaid. In connection with entering into the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “RRA”). Pursuant to the RRA, the Company will agree to register for resale the Ordinary Shares that are issuable upon conversion of the Notes. If the registration statement covering the resale of the Ordinary Shares is not filed or declared effective by certain dates set forth in the RRA, the Company will be required to pay the Buyers certain amounts as liquidated damages. In connection with entering into the Purchase Agreement, the Company entered into a Right to Receive Tokens agreement (“Right to Receive Tokens”). Pursuant to the Right to Receive Tokens, the Buyer or its permitted assignees will have the right to receive certain Tokens in accordance with the terms of the Right to Receive Tokens upon the Holder’s exercise of the right. If the Company fails to deliver the Tokens, the Company will be required to pay in cash to the Holder an amount calculated based on the number of Tokens and the Tokens’ trading price. In connection with entering into the Purchase Agreement, two of the Company’s subsidiaries (the “Subsidiaries”) will enter into a Guaranty (the “Guaranty”) in favour of the Buyer. Pursuant to the Guaranty, the Subsidiaries jointly and severally guaranteed punctual payments when due and payable of the Company’s obligations under the Purchase Agreement and related transaction documents.

On July 21, 2025, the Company consummated its subsequent offering (“Subsequent Offering”) of an additional senior secured convertible note (the “Subsequent Offering Note”) to the Buyer.

DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our currently effective memorandum and articles of association, the Companies Act of the Cayman Islands, as amended from time to time.

As of the date of this prospectus, our Amended and Restated Memorandum and Articles of Association authorizes the issuance of 200,000,000,000 authorized shares with a par value of US$0.0001 each, comprising (a) 190,000,000,000 Class A Ordinary Shares; (b) 7,500,000,000 Class B Ordinary Shares; and (c) 2,500,000,000 preferred shares.

Class A Ordinary Shares

The holders of Class A Ordinary Shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the votes, including votes from holders of Class B Ordinary Shares, for the election of directors can elect all of the directors.

Class B Ordinary Shares

The holders of Class B Ordinary Shares are entitled to ten thousand votes for each share held of record on all matters to be voted on by shareholders.

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof, subject to adjustments for any subdivision or combination, while Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale of Class B Ordinary Shares by a holder thereof to any person other than an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

Other than as describe above, holders of Class B Ordinary Shares have all of the same rights as holders of Class A Ordinary Shares.

Registrar, Transfer Agent and Dividend Paying Agent

The registrar, transfer agent and dividend payment agent for our ADSs is American Stock Transfer & Trust Company, LLC.

Listing

Our ADSs are listed on the NASDAQ under the symbol “LGHL”.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs, subject to the terms of a deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs. Each ADS represents one Class A Ordinary Share, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A Ordinary Shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “Jurisdiction and Arbitration.”

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. Class A Ordinary Shares deposited with the depositary that are restricted securities as defined under the deposit agreement (which includes shares held by our affiliates) are not eligible for deposit under the terms of the deposit agreement, but rather under the terms of a separate restricted deposit agreement, pursuant to which you would receive restricted ADSs and should also review the form of Restricted American Depositary Receipt.

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A Ordinary Shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A Ordinary Shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class A Ordinary Shares) set by the depositary with respect to the ADSs.

Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the Class A Ordinary Shares or any net proceeds from the sale of any Class A Ordinary Shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. For any Class A Ordinary Shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such Class A Ordinary Shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional Class A Ordinary Shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell Class A Ordinary Shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed Class A Ordinary Shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

Elective Distributions in Cash or Shares. If we offer holders of our Class A Ordinary Shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class A Ordinary Shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class A Ordinary Shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class A Ordinary Shares.

Rights to Purchase Additional Shares. If we offer holders of our Class A Ordinary Shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for Class A Ordinary Shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of Class A Ordinary Shares or be able to exercise such rights.

Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit Class A Ordinary Shares or evidence of rights to receive Class A Ordinary Shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

When you make a deposit of Class A Ordinary Shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

●	the Class A Ordinary Shares are duly authorized, validly issued, fully paid, non-assessable, and legally obtained;

●	all preemptive (and similar) rights, if any, with respect to such Class A Ordinary Shares have been validly waived or exercised;

●	you are duly authorized to deposit the Class A Ordinary Shares;

●	the Class A Ordinary Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage, or adverse claim, and are not, and the ADSs Issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement);

●	the Class A Ordinary Shares presented for deposit have not been stripped of any rights or entitlements; and

●	the Class A Ordinary Shares are not subject to any lock-up agreement, or the lock-up restrictions imposed have expired or been validly waived.

If any of the representations or warranties is incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentation.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A Ordinary Shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the Class A Ordinary Shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the Class A Ordinary Shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the Class A Ordinary Shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the Class A Ordinary Shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Class A Ordinary Shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class A Ordinary Shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A Ordinary Shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our Class A Ordinary Shares.

The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class A Ordinary Shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the Class A Ordinary Shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or Class A Ordinary Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Class A Ordinary Shares may be transferred, to the same extent as if such ADS holder or beneficial owner held Class A Ordinary Shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Stock Market and any other stock exchange on which the Class A Ordinary Shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)	Up to US$0.05 per ADS issued

Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled

Distribution of cash dividends	Up to US$0.05 per ADS held

Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held

Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held

Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

●	Fees for the transfer and registration of Class A Ordinary Shares charged by the registrar and transfer agent for the Class A Ordinary Shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class A Ordinary Shares).

●	Expenses incurred for converting foreign currency into U.S. dollars.

●	Expenses for cable, telex and fax transmissions and for delivery of securities.

●	Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class A Ordinary Shares are deposited or withdrawn from deposit).

●	Fees and expenses incurred in connection with the delivery or servicing of Class A Ordinary Shares on deposit.

●	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class A Ordinary Shares, deposited securities, ADSs and ADRs.

●	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our Class A Ordinary Shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class A Ordinary Shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class A Ordinary Shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

●	are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

●	are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

●	are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting Class A Ordinary Shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

●	are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

●	disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A Ordinary Shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, Class A Ordinary Shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

In the deposit agreement, we agree to indemnify the depositary under certain circumstances.

Jurisdiction and Arbitration

The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.

Jury Trial Waiver

The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of Class A Ordinary Shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A Ordinary Shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

●	satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

●	compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying Class A Ordinary Shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A Ordinary Shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class A Ordinary Shares;

●	when you owe money to pay fees, taxes and similar charges;

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A Ordinary Shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

●	other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

●	for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any Class A Ordinary Shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Class A Ordinary Shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

PLAN OF DISTRIBUTION

We are registering the Class A ordinary shares in the form of ADSs issuable upon conversion of the debentures, which shall be deposited with the Depositary and issued as ADSs to permit the resale of such ADSs (representing the resale of such underlying Class A ordinary shares registered hereunder) by the holders of the debentures from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholder of such Class A ordinary shares in the form of ADSs.

The Selling Securityholder may sell all or a portion of Class A ordinary shares in the form of ADSs held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ordinary shares in the form of ADSs are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A ordinary shares in the form of ADSs may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell Class A ordinary shares in the form of ADSs under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Securityholders may transfer the Class A ordinary shares in the form of ADSs by other means not described in this prospectus. If the Selling Securityholders effect such transactions by selling Class A ordinary shares in the form of ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the Class A ordinary shares in the form of ADSs for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Class A ordinary shares in the form of ADSs or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Class A ordinary shares in the form of ADSs in the course of hedging in positions they assume. The Selling Securityholders may also sell Class A ordinary shares in the form of ADSs short and deliver Class A ordinary shares in the form of ADSs covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge Class A ordinary shares in the form of ADSs to broker-dealers that in turn may sell such shares.

The Selling Securityholders may pledge or grant a security interest in some or all of the debentures or Class A ordinary shares in the form of ADSs owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A ordinary shares in the form of ADSs from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the Class A ordinary shares in the form of ADSs in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the Class A ordinary shares in the form of ADSs may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Class A ordinary shares in the form of ADSs is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Class A ordinary shares in the form of ADSs being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Class A ordinary shares in the form of ADSs may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Class A ordinary shares in the form of ADSs may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the Class A ordinary shares in the form of ADSs registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A ordinary shares in the form of ADSs by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Class A ordinary shares in the form of ADSs to engage in market-making activities with respect to the Class A ordinary shares in the form of ADSs. All of the foregoing may affect the marketability of the Class A ordinary shares in the form of ADSs and the ability of any person or entity to engage in market-making activities with respect to the Class A ordinary shares in the form of ADSs.

We will pay all expenses of the registration of the Class A ordinary shares in the form of ADSs pursuant to the registration rights agreement, estimated to be $8,426 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Securityholders will be entitled to contribution. We may be indemnified by the Selling Securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Class A ordinary shares (including the Class A ordinary shares in the form of ADSs sold) will be freely tradable in the hands of persons other than our affiliates.

ENFORCEABILITY OF CIVIL LIABILITY UNDER U.S. SECURITIES LAWS

Enforceability of Civil Liability in Hong Kong

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

Currently, four of our directors are based in Hong Kong. As a result of all the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Enforceability of Civil Liability in Singapore

It is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our directors or executive officers, we are unaware of any reported decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

In addition, holders of book-entry interests in our ordinary shares will be required to be registered as shareholders in our register of members in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the Singapore courts, subject to applicable Singapore laws. A holder of book-entry interests in our Shares may become our registered shareholder by exchanging its interest in our Shares for certificated shares and being registered in our register of members. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

LEGAL MATTERS

The legality under Cayman law of the securities offered by this prospectus will be passed upon by Ogier.

EXPERTS

The consolidated financial statements of Lion Group Holding Ltd. as of and for the years ended December 31, 2024 incorporated by reference in this prospectus and registration statement have been audited by GGF CPA LTD, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of Lion Group Holding Ltd. as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus and registration statement have been audited by HTL International, LLC and UHY LLP, respectively, both independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 30, 2025 (File No. 001-39301), or the 2024 Form 20-F;

●	our reports of foreign private issuer on Form 6-K filed with the SEC on January 14, 2025, January 28, 2025, February 18, 2025, March 4, 2025, March 7, 2025, March 10, 2025, April 14, 2025, May 29, 2025, June 18, 2025, June 26, 2025, June 27, 2025, June 30, 2025, July 7, 2025, July 22, 2025, July 23, 2025, August 28, 2025, September 8, 2025, September 8, 2025, September 11, 2025, September 26, 2025, October 1, 2025, and October 31, 2025

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Lion Group Holding Ltd.
10 Ubi Crescent, #06-51 (Office 12), Ubi Techpark
Singapore 408574, Lobby C
+65 8877 3871

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PART II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association requires us to indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified persons, other than by reason of such their own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake or judgement) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

LION GROUP HOLDING LTD.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Ordinary Share Certificate of the Registrant (incorporated by reference to Exhibit 4.5 of the Registrant’s Amendment No. 1 to Form F-4 (File No. 237336), filed with the SEC on April 24, 2020)
4.2	Form of Deposit Agreement, by and among Lion Group Holding Ltd., Deutsche Bank Trust Company Americas, as depositary, and all holders and beneficial owners from time to time of ADSs issued thereunder (incorporated by reference to Exhibit (a) of the Registrant’s Registration on Form F-6 (File No. 238516) filed with the SEC on May 20, 2020)
4.3	Amendment No.1 to the Deposit Agreement (previously filed as Exhibit (a)(ii) to the registration statement on Form F-6 to (File No. 333-273223) and incorporated herein by reference)
4.4	Amendment No.2 to the Deposit Agreement (previously filed as Exhibit (a)(iii) to the registration statement on Form F-6 to (File No. 333-273223) and incorporated herein by reference)
4.5	Form of senior secured convertible notes (previously filed as Exhibit 10.2 to the Form 6-K filed on June 18, 2025 and incorporated herein by reference)
5.1	Opinion of Ogier
10.1	Amendment to the Securities Purchase Agreement dated January 23, 2025 (incorporated by reference to Exhibit 10.1 of Registrant’s Form 6-K filed on January 28, 2025)
10.2	Form of Debenture dated September 5, 2023 (incorporated by reference to Exhibit 10.2 of Registrant’s Form 6-K filed on January 28, 2025)
10.3	Form of Series K American Depositary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of Registrant’s Form 6-K filed on January 28, 2025)
10.4	Amendment to the Securities Purchase Agreement dated January 23, 2025 (incorporated by reference to Exhibit 10.1 of Registrant’s Form 6-K filed on January 28, 2025)
10.5	Form of Convertible Debenture dated January 23, 2025 (incorporated by reference to Exhibit 10.2 of Registrant’s Form 6-K filed on January 28, 2025)
10.6	Form of Series K American Depositary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of Registrant’s Form 6-K filed on January 28, 2025)
10.7	Form of Convertible Debenture dated May 23, 2025 (incorporated by reference to Exhibit 10.1 of Registrant’s Form 6-K filed on May 29, 2025)
10.8	Form of Series L American Depositary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of Registrant’s Form 6-K filed on May 29, 2025)
10.9	Securities Purchase Agreement dated June 17, 2025 (incorporated by reference to Exhibit 10.1 of Registrant’s Form 6-K filed on June 18, 2025)
10.10	Form of Note dated June 23, 2025 (incorporated by reference to Exhibit 10.2 of Registrant’s Form 6-K filed on June 18, 2025)
10.11	Form of Right to Receive Tokens dated June 23, 2025 (incorporated by reference to Exhibit 10.3 of Registrant’s Form 6-K filed on June 18, 2025)
10.12	Form of Pledge and Security Agreement dated June 20, 2025 (incorporated by reference to Exhibit 10.4 of Registrant’s Form 6-K filed on June 18, 2025)
10.13	Form of Registration Rights Agreement dated June 23, 2025 (incorporated by reference to Exhibit 10.5 of Registrant’s Form 6-K filed on June 18, 2025)
10.14	Form of Guaranty dated June 20, 2025 (incorporated by reference to Exhibit 10.6 of Registrant’s Form 6-K filed on June 18, 2025)
10.15	Custody Agreement dated June 20, 2025 by and among Lion Group Holding Ltd., ATW Digital Asset Opportunities VI LLC, BitGo Prime LLC, and BitGo Trust Company, Inc.
21.1	Registrant’s List of Significant Subsidiaries (incorporated by reference to Exhibit 8.1 of Registrant’s Form 20-F (File No. 001-39301), filed with the SEC on April 30, 2025)
23.1	Consent of HTL International, LLC
23.2	Consent of GGF CPA LTD
23.3	Consent of UHY LLP
23.4	Consent of Ogier (included in Exhibit 5.1)
99.1	Powers of Attorney (included in the signature page hereto)
107*	Calculation of Filing Fee Tables

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on November 12, 2025.

Lion Group Holding Ltd.

By:	/s/ Chunning Wang
	Name:	Chunning Wang
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on November 12, 2025.

Signature	Title

/s/ Chunning Wang	Director and Chief Executive Officer
Name: Chunning Wang	(principal executive officer)

/s/ Sze Hau Lee	Chief Financial Officer
Name: Sze Hau Lee	(principal financial and accounting officer)

/s/ Yan Zhang	Director and President
Name: Yan Zhang

/s/ Chi Fai Choi	Director
Name: Chi Fai Choi

/s/ Anthony Lau Hoi Ho	Director
Name: Anthony Lau Hoi Ho

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Lion Group Holding Ltd. has signed this registration statement or amendment thereto in New York on November 12, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.

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